                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
           SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CHOICETEL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction: $6,975,000
     (5)  Total fee paid: $1,395

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                         CHOICETEL COMMUNICATIONS, INC.

                                                                December 4, 1999

Dear Shareholder:

     I am pleased to invite you to attend the Special Meeting of Shareholders (the "Special Meeting") of ChoiceTel Communications, Inc. (the "Company") to be held at the Conference Center in the offices of Robins, Kaplan, Miller & Ciresi, 800 LaSalle Avenue, 2800 LaSalle Plaza, Minneapolis, MN 55402 on Friday, December 17, 1999 at 9:30 a.m., Central Standard Time.

     At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve a plan to sell certain assets of the Company (the "Plan") consisting of (i) the sale of approximately 2,031 pay telephones operated by the Company and the associated site contracts and contracts for phones to be installed in Minnesota, Wisconsin, Iowa, North Dakota and New York (the "Midwest Route") for an aggregate purchase price of approximately $4,300,000 (subject to adjustments) pursuant to an Asset Purchase Agreement entered into on November 15, 1999 between the Company and Access Anywhere LLC ("Access"); (ii) the sale of approximately 930 pay telephones operated by the Company and the associated site contracts and contracts for phones to be installed in the greater Philadelphia and New Jersey areas (the "Philadelphia Route") for approximately $2,675,000 (subject to adjustment) to Supercade Amusements, Inc. ("Supercade") pursuant to an agreement in principle reached between the Company and Supercade, subject to the execution of a definitive Asset Purchase Agreement; (iii) the sale of approximately 900 pay telephones operated by the Company and the associated site contracts and contracts for phones to be installed in Puerto Rico (the "Puerto Rico Route") on such terms as the Board of Directors determines. If any sale to either Access or Supercade or both is not completed, approval of the Plan will also authorize the Board of Directors to sell such assets on such terms as the Board determines. A copy of the Asset Purchase Agreement with Access is set forth in Appendix I. A copy of the proposed definitive Asset Purchase Agreement with Supercade is set forth in Appendix II.

     The principal shareholders of the Company who own in the aggregate approximately 57% of the common stock of the Company have entered into an agreement with Access which provides that all of such shareholders shall vote all of their shares in favor of the sale to Access. Such shareholders have also indicated to the Company their intent to vote their shares in favor of the sale to Supercade and in favor of any transaction which the Board of Directors approves for the sale of assets in Puerto Rico.

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED AND, ACCORDINGLY, RECOMMENDS THAT YOU VOTE FOR THE PLAN AND RECOMMENDS A VOTE IN FAVOR OF THE SALE OF ASSETS AS DESCRIBED FURTHER HEREIN.

     The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Special Meeting, and the related proxy card. I sincerely hope you will be able to attend the Company's Special Meeting. Whether or not you are able to attend the Special Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the Special Meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the Annual Meeting.

                                          Very truly yours,





                                          Gary S. Kohler, Chairman
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                         CHOICETEL COMMUNICATIONS, INC.
                             9724 10th Avenue North
                           Plymouth, Minnesota 55441
                                (612) 544-1260.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1999

TO THE SHAREHOLDERS OF
CHOICETEL COMMUNICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of ChoiceTel Communications, Inc., a Minnesota corporation (the "Company"), will be held on Friday, December 17, 1999, at 9:30 a.m. (Central Standard time), at the Conference Center in the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, for the following purposes:

1. To consider and vote upon a proposal to approve the a plan to sell certain assets (the "Plan") consisting of (i) the sale of approximately 2,031 pay telephones operated by the Company and the associated site contracts and contracts for phones to be installed in Minnesota, Wisconsin, Iowa, North Dakota and New York (the "Midwest Route") for an aggregate purchase price of approximately $4,300,000 (subject to adjustment) pursuant to an Asset Purchase Agreement entered into on November 15, 1999 between the Company and Access Anywhere LLC ("Access"); (ii) the sale of approximately 930 pay telephones operated by the Company and the associated site contracts and contracts for phones to be installed in the greater Philadelphia and New Jersey areas (the "Philadelphia Route") for approximately $2,675,000 (subject to adjustment) to Supercade Amusements, Inc. ("Supercade") pursuant to an agreement in principle reached between the Company and Supercade, subject to the execution of a definitive Asset Purchase Agreement; (iii) the sale of approximately 900 pay telephones operated by the Company and the associated site contracts and contracts for phones to be installed in Puerto Rico (the "Puerto Rico Route") on such terms as the Board of Directors determines.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Common Stock at the close of business on November 19, 1999 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Each of you is invited to attend the Special Meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

     Under the Minnesota Business Corporation Act, shareholders of the Company have certain dissenters' rights in connection with the Plan. See "Proposal to Approve the Plan for the Sale of Substantially All of the Company's Pay Telephone Assets -- Summary of Dissenters' Rights" in the attached Proxy Statement.

                                          By Order of the Board of Directors



                                          Melvin Graf, Secretary

December 6, 1999

            WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                         CHOICETEL COMMUNICATIONS, INC.
                             9724 10th Avenue North
                           Plymouth, Minnesota 55441
                                 (612) 544-1260
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                            SOLICITATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of ChoiceTel Communications, Inc., a Minnesota corporation (the "Company"), for use at the Special Meeting of Shareholders ("Special Meeting") to be held at 9:30 a.m. Central Standard Time, on Friday December 17, 1999, and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about December 6, 1999.

     The expense of the solicitation of proxies for the Special Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                    RECORD DATE AND OUTSTANDING COMMON STOCK

     Only shareholders of record at the close of business on November 19, 1999 (the "Record Date") will be entitled to vote at the Special Meeting. On the Record Date, there were 2,915,917 shares of Common Stock outstanding. As of the business day immediately preceding the public announcement of the proposed sale of the Midwest Route to Access, the high and low sale prices of the Company's Common Stock were $2.93 and $2.87, respectively.

                         VOTING AND REVOCATION OF PROXY

     Holders of record of the Company's Common Stock on the Record Date are entitled to notice of and to vote at the Special Meeting. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Special Meeting.

     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted FOR the approval of the Plan to sell all of the Company's pay telephone assets. While the Board of Directors knows of no other matters to be presented at the Special Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the Secretary of the Company, (b) giving another written proxy bearing a later date, or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

                     QUORUM; ABSTENTIONS; BROKER NON VOTES

     A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Special Meeting, must be present in person or by proxy before action may be taken at the Special Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

     Shareholders objecting to the Plan may exercise their dissenters' rights and obtain payment for the "fair value" of their shares. See "Proposal to Approve the Plan for the Sale of Substantially All of the Company's Pay Telephone Assets -- Summary of Dissenters' Rights."

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                                 PROPOSAL NO. 1
                  PROPOSAL TO APPROVE THE PLAN FOR THE SALE OF
            SUBSTANTIALLY ALL OF THE COMPANY'S PAY TELEPHONE ASSETS

I.  GENERAL

     At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal to approve the sale of substantially all of the Company's pay telephone assets and the associated site contracts and contracts for phones to be installed and related equipment (the "Plan") pursuant to which (a) approximately 2,031 payphones comprising the Midwest Route will be sold to Access for $4,300,000 (subject to adjustment); (b) approximately
930 payphones comprising the Philadelphia Route will be sold to Supercade for $2,675,000 (subject to adjustment); and (c) approximately 900 phones and the associated site contracts and contracts for phones to be installed and related equipment comprising the Puerto Rico Route will be sold on such terms as the Board of Directors determines. In the event the sale to either Access, Supercade, or both is not completed, approval of the Plan will authorize the Board of Directors of the Company to sell such assets on such terms as the Board may determine. The terms of the respective sale agreements and additional information regarding the assets to be sold are presented below under the caption "Description of the Purchase Agreements." A copy of the Purchase Agreement with Access is set forth in Appendix I and a copy of the proposed definitive Asset Purchase Agreement with Supercade is set forth in Appendix II.

II.  BACKGROUND AND REASONS FOR THE PROPOSED SALE OF ASSETS

     A.  RECENT PERFORMANCE

     The Company was founded in 1989 and from that date has developed an installed pay telephone base of approximately 3,850 telephones which, for internal purposes it refers to as the Midwest Route, the Philadelphia Route and the Puerto Rico Route. The Company's growth strategy focused on filling out routes in those geographical areas by way of direct marketing and placement and through acquisition of existing routes. The Company's growth to date has been financed primarily through internally generated funds, bank borrowings, and proceeds from an initial public offering in 1997. The Company also operated a route of approximately 1,000 payphones in the northwest U.S. (the "Northwest Route"). Earlier in 1999, the Company agreed to sell the Northwest Route in stages to Alpha Telcom, Inc. for approximately $2,800,000. The closing of the last stage of that transaction is scheduled for November 30, 1999 at which time a final payment of $1,350,000 is due to the Company. All net proceeds of the sale of the Northwest Route have been applied to reducing the Company's bank debt.

     Over the past eighteen months, the pay telephone industry generally, and the Company specifically, has experienced a significant and continuing decline in revenues from the operation of public payphones. Management believes that the decline is attributable primarily to the proliferation of wireless communication devices, in particular cell phones. The Board of Directors concluded that in order to successfully compete in the public payphone business, a provider must be significantly larger than the Company in order to take advantage of economies of scale which result from spreading costs over a greater base of installed payphones. At the time of the Company's initial public offering in November 1997, it anticipated that it would be able to improve its economies of scale through the acquisition of other pay telephone assets using its common stock or other securities as currency to complete such acquisitions. Due to the downturn in the market value of the Company's common stock commencing in 1998, the Company has been unable to use its stock as an acquisition vehicle. The growth of the Company has been accomplished primarily through the use of internally generated funds and bank debt. The Company's credit line historically has been relatively low, and its ability to continue to grow to achieve economies of scale necessary in an environment of decreasing revenues is therefore limited. Accordingly, since the Company is unable to achieve the size necessary to improve economies of scale and since, in the opinion of management, the pay telephone industry is not a growth industry generally, the Board of Directors determined to sell the Company's payphone assets in the view that it might better improve shareholder value by redeploying the Company's assets in other pursuits. In that regard,

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the Company formed a subsidiary in 1998, Advants, Inc. which is pursuing a plan to install computer terminals in a kiosk format for placement in public venues to allow for consumer Internet access.

     B.  DECISION TO SELL ASSETS

     In 1998, the Board determined that the Company must either grow significantly in order to achieve the economies of scale necessary to operate profitably in the present environment of the public pay-telephone industry or consider other alternatives. The depressed value of the Company's stock throughout 1998 and 1999 has made it impractical to use its stock as a vehicle for acquisition. Further, the Company's limited borrowing capacity restricts its ability to grow through debt-financed acquisitions. Accordingly, the Board determined that it would undertake to seek a purchaser for the Company or its assets and exit the pay telephone business in order to refocus its human and capital resources on the development of the public Internet access kiosk business through its subsidiary Advants, Inc. and to consider other options, including other business opportunities that may develop.

     In deciding to pursue the Plan, the Board determined that the pay telephone business is not a growth business generally and the Company was unlikely to significantly improve shareholder value in light of (i) the Company's size and present inability to operate with the economies of scale needed in the pay-telephone environment in order to operate profitably on a sustained basis;
(ii) restrictions on the Company's ability to finance continuing growth and acquisitions; and (iii) the Company's anticipated difficulty in obtaining additional capital due to its lack of significantly profitable operations and the limitations on its ability to obtain debt financing.

     In determining to pursue the Plan, the Company also considered the maturity date of the outstanding debt it owes to its primary lender. If the sale of either the Company's Midwest Route or Philadelphia Route assets under the Plan is not consummated, the Company believes that it will be unable to pay in full the debt to its primary lender due on May 30, 1999 of approximately $2,500,000 (which amount should be reduced by the $1,350,000 due on November 30, 1999 from the sale of the Northwest Route). While the present value of the Company's assets presently exceeds the amount of debt owed to the Bank, the deadline of May 1999 on repayment compels the Company to take action with respect to the sale of assets at this time. Approximately $500,000 of the outstanding debt to the Bank has been personally guaranteed by the three officers of the Company:
Jeffrey Paletz, Melvin Graf and Jack Kohler.

     For the past nine months, the Company has directly and through financial intermediaries sought to obtain buyers for either the entire Company or selected assets. The Board has considered, reviewed and negotiated with a number of potential purchasers over the last nine months, in an environment where there are significant pay-telephone assets on the market. Considering the length of time during which the Company has attempted to solicit purchasers, delaying further, assuming it is financially feasible, is not deemed likely to result in more favorable offers.

     Having found acceptable purchasers for approximately 3,000 of its pay telephones to date, and absent alternative offers, following approval of the Plan and the sale of such assets, the Board of Directors intends to consider whether to (i) repurchase shares of its common stock or pay a cash dividend; or
(ii) liquidate the Company and distribute the remaining cash to the shareholders after the payment of liabilities, or (iii) seek one or more new investment opportunities and/or businesses including additional investment in the Internet kiosk business of its subsidiary, Advants, Inc. As of this date, the Board of Directors has not made a final determination as to any prospective course of action, and no assurance can be given that it will pursue any of these alternatives. No specific business opportunities have been identified and there can be no assurance that any new business opportunities, if pursued will be profitable or will enable shareholders to realize a greater return on their investment. (See, "Proposal to Approve the Plan for the Sale of the Company's Pay Telephone Assets -- Ongoing Corporate Operations.")

     VOTE REQUIRED: Approval of the Plan requires the affirmative vote of holders of a majority of the Company's common shares entitled to vote at the Special Meeting. The Board of Directors of the Company has unanimously approved the Plan and recommends that the shareholders vote for the Plan. The principal shareholders of the Company, Gary S. Kohler, Jeffrey Paletz, Melvin Graf and Jack Kohler, who, in the
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aggregate own beneficially, approximately 57% of the Company's common shares have agreed with Access to vote their shares in favor of approval of the Access Agreement, and such shareholders have advised the Company they also intend to vote their shares in favor of the Plan, including the sale to Supercade and the sale of the Puerto Rico Route on terms the Board determines.

III.  DESCRIPTION OF THE PURCHASE AGREEMENTS

     A.  THE ACCESS AGREEMENT

     The following is a brief summary of certain provisions of the Asset Purchase Agreement with Access for the sale of the Midwest Route (the "Access Agreement"). This description is qualified in its entirety by reference to the Access Agreement, a copy of which is attached to this Proxy Statement as Appendix I. Shareholders are urged to read the Access Agreement in its entirety. Any capitalized term used herein without definition shall have the meaning ascribed in the Access Agreement.

     1. ASSETS. The assets to be purchased by Access from the Company generally include all of the assets used in connection with the operation of the Company's Midwest Route including without limitation (i) approximately 2,031 pay telephones operated by the Company in Minnesota, Wisconsin, Iowa, North Dakota and New York; (ii) all site provider contracts pertaining to the provision of pay telephones placed or to be placed into operation in the Midwest Route together with the right to provide pay telephone services to the site providers;
(iii) all trade information relating to site providers, customer lists, manuals, forms, business plans, computer programs and like data; (iv) the names "Intelliphone" and "AAA Telephone Systems" and any proprietary information respecting the operation of the assets; (v) cash in the pay telephones as of the closing date and all accounts receivable relating to the purchased assets, including dial-around compensation and other payments for compensations due but not yet paid to the Company and all prepaid expenses relating to the assets being acquired; and (vi) all of the outstanding capital stock of ChoiceTel Communications, Inc., a wholly owned subsidiary of the Company.

     The assets to be sold specifically exclude certain work stations with computers, office furniture and equipment, Internet kiosk equipment, computer server and software.

     2. THE PURCHASER. Access is a Minnesota limited liability corporation with offices at 510 Marquette Avenue South, Minneapolis, MN 55441.

     3. PURCHASE PRICE; ADJUSTMENTS. Upon the terms and subject to the conditions set forth in the Access Agreement, the purchase price for the assets is $4,300,000 plus the Price Adjustment and minus the Phone Adjustment. The Price Adjustment shall equal the difference between the dollar value of current assets the Company transfers to Access at closing less the dollar value of all liabilities assumed by Access at closing. A resulting positive Price Adjustment will constitute an increase to the purchase price and a resulting negative Price Adjustment will constitute a decrease to the purchase price on a dollar for dollar basis. The Phone Adjustment shall equal the dollar amount resulting from multiplying $2,000 times the difference of (a) the number, if any, resulting from subtracting from 2,031 and (b) the number of active pay telephones on the closing date. The Price Adjustment and Phone Adjustment will be subject to Post-Closing Reconciliation based on the Company's Post-Closing Financial Statements described below.

     Access shall pay the purchase price as follows. At closing, Access shall pay an initial payment in an amount equal to the purchase price less a Hold Back of $575,000. Six months after the closing date, Access shall pay the Company the Hold Back amount ($575,000) reduced by any of the following: (i) indemnification claims against the Company; (ii) $1,000 for each site contract that is cancelled or terminated by a site provider within twelve months after the closing date for which a valid contract does not exist; (iii) the Post-Closing Phone Adjustment;
(iv) any other liabilities incurred by the Company prior to closing and paid for on behalf of the Company by Access in the ordinary course of business; (v) the amount equal to $4,000 times the number obtained by subtracting from 100 the number of Internet kiosks not delivered to Access within six months following the closing as discussed below. The purchase price will also be reduced or increased for any Post-Closing Price Adjustment which shall be the difference between the Price Adjustment based on the Post-Closing Financials and the Price Adjustment based on the estimated closing

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financials. A positive Post-Closing Price Adjustment will increase the final payment due to the Company and a negative Post-Closing Price Adjustment will decrease the final payment. In addition, if the number of site contracts that do not meet all of the provisions of Section 4.10 (e)(i)-(v) of the Agreement exceeds 10% of the total number of site contracts at the closing date ("threshold amount"), the Hold Back amount will be reduced by $1,000 for each site contract in excess of the threshold amount that does not meet all of the contract provisions.

     4. ANCILLARY AGREEMENTS. As further consideration for the Access Agreement, the principal shareholder of Access has agreed to enter into a Subscription Agreement to purchase 4.5 Units for an additional $225,000. Each Unit consists of 50,000 shares of common stock of the Company's subsidiary, Advants, Inc., ("Advants Common Stock") and a three-year Warrant to purchase an additional 10,000 shares of Advants Common Stock at a per share exercise price of $2.00 per share.

     Within 180 days of the Closing under the Access Agreement, the Company is required, without additional consideration, to deliver to Access, under a Kiosk Agreement, one hundred (100) fully functional, ready-to-install Internet kiosks.

     The principal shareholders of the Company owning in the aggregate at least 51 percent of the Company's stock have entered into a Shareholder Agreement which provides that such individuals will consent to and vote in favor of the Access Agreement.

     Access and the Company will enter into a Consulting Agreement which provides that the Company will make available to Access for a six month period following the closing date, one-half of the working time of the Company's president and its executive vice president. Access shall pay the Company $10,000 per month for such consulting services.

     At Closing, the Company will enter into an agreement with Access providing it the right to use the space and equipment in the Company's offices for a transitional period.

     The Company and its chairman, president, vice president and chief financial officer will enter into a Non-Competition Agreement which for a period of three
(3) years which will bar them from competing with Access in the pay-telephone business in Minnesota and Wisconsin.

     The Company's subsidiary, ChoiceTel, Inc., will enter into a Telephone Resale Service Agreement which will require ChoiceTel, Inc. to resell certain services in Minnesota to Access at the lower of wholesale rates from which it purchases the services from local exchange carriers or the rate at which ChoiceTel, Inc. has sold such services to the Company.

     5. CLOSING; CONDITIONS TO CLOSING. It is anticipated that if the Plan is approved by the shareholders at the Special Meeting, the Closing will take place two business days thereafter. Pursuant to the Access Agreement, the obligations of the Company to consummate the sale to Access are subject to and conditioned upon, among other things, (i) the approval by the Company's shareholders of the Plan at the Special Meeting; (ii) the receipt of all consents, waivers, authorizations and approvals of any third parties required in connection with the performance of the Access Agreement; (iii) the satisfaction at or before closing of all agreements, obligations and conditions of Access as described in the Access Agreement, required to be performed or complied with by it, at or before closing; and (iv) the material accuracy of the representations and warranties made by Access as described in the Access Agreement.

     6. CONDITIONS PRECEDENT TO ACCESS' OBLIGATIONS. Pursuant to the Access Agreement, the obligations of Access to consummate the purchase of assets at Closing are subject to and conditioned upon, among other things, (i) the receipt by Access of the Kiosk Agreement, the Consulting Agreement, the Access Agreement, the Non-Competition Agreement and the Telephone Service Resale Agreement and such other documents as Access may reasonably require in order to effect the transaction; (ii) the satisfaction in all material respects of all agreements, obligations and conditions of the closing required to be performed, or complied with, on or before the closing, (iii) the material accuracy of the representations and warranties made by the Company, and (iv) that the Company is not in default of any material obligations relating generally to the assets to be acquired; (v) that Access has financing sufficient to close the transaction

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

on terms no less favorable than the terms of a financing commitment Access had in effect on November 15, 1999; (vi) all consents, waivers, authorizations and approvals of third parties have been received; (vii) that the Company is not subject to any judgement order, injunction or decree of any court enjoining the consummation of the contemplated transaction; (viii) the delivery of all appropriate documentation evidencing the release of all security interest; (ix) the delivery of such other certificates, instruments, opinions and documents indicating that no material adverse change in the assets, business or financial condition of the Company.

     7. INDEMNIFICATION. The Access Agreement provides that Access and the Company shall each indemnify the other upon the occurrence of certain events. Pursuant to the Access Agreement, the indemnified party shall give written notice within a reasonable time to the indemnifying party of any claim giving rise to indemnification. Article X of the Access Agreement, attached hereto as Appendix I, sets forth the specific events giving rise to each party's indemnification obligation.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS. In the Access Agreement, each of the parties made certain representations and warranties to the other. The Access Agreement attached hereto as Appendix I, sets forth all of the representations and covenants of the parties thereto.

     9. ALTERNATIVE TRANSACTION. As described in the Access Agreement, the Company may enter into discussions or negotiations with any person or entity in connection with any unsolicited acquisition proposal by such person or entity and the Company may recommend such an unsolicited acquisition proposal to the shareholders of the Company if the Board determines that such acquisition proposal which, if consummated, would be superior, from a financial point of view, in comparison to the transaction with Access. In the event the Company terminates the Access Agreement in order to accept the other superior offer, the Company would be obligated to pay a Break-Up fee of $300,000 to Access.

     10. TERMINATION. The Access Agreement may be terminated prior to closing upon any of the following: (i) by mutual consent of the Company and Access; (ii) by Access, if the Company fails to comply in any material respect with any of its covenants or agreements, or any of the representations and warranties of the Company are breached or determined to be inaccurate in any material way; (iii) by the Company, if Access fails to comply in any material respect with any of its covenants or agreements, or any of the representations and warranties of Access are breached or determined to be inaccurate in any material way; (iv) by the Company, if it signs a letter of intent or enters into an agreement with respect to a proposal or offer made by a third party relating to an acquisition of any or all of the assets contemplated for sale under the Access Agreement, which the Company's Board has in good faith and under its fiduciary obligations determined to be superior from a financial point of view in comparison to the transaction contemplated by the Access Agreement; (v) by either the Company or Access, if a court of competent jurisdiction or government or administrative agency issues an order enjoining or otherwise prohibiting the transaction contemplated by the agreement; (vi) by either the Company or Access, if the transactions contemplated under the Access Agreement have not been consummated by January 31, 2000; provided that neither the Company nor Access shall be entitled to terminate the agreement on such date if such parties willful breach of the agreement has prevented the consummation of the transactions contemplated by the agreement.

     B.  THE SUPERCADE AGREEMENT

     The following is a brief summary of the primary terms of the agreement in principle reached with Supercade (the "Supercade Agreement"). This description is qualified in its entirety by reference to the draft of the definitive Asset Purchase Agreement with Supercade, a copy of which is attached to this proxy statement as Appendix II. Shareholders are urged to read the draft of the Supercade Agreement in its entirety. Any capitalized terms used herein without definition shall have the meaning ascribed in the Supercade Agreement.

     1. ASSETS. The assets to be purchased by Supercade from the Company generally include the tangible and intangible assets used in the operation of the Company's Philadelphia Route, including without limitation: (i) approximately 930 pay telephones, the associated site contracts and contracts for payphones to be installed and all furniture, fixtures, equipment, service vehicles, machines and other tangible assets used in connection with the Company's Philadelphia operations; (ii) all of the Company's customer lists, manuals, forms, computer programs, business plans, or like data; (iii) exclusive right to use the name "Jay Telephone Vending"; (iv) all dial-around compensation earned during and after the Company's third quarter of operations; and (v) all of the Company's rights pursuant to a covenant not to compete entered into with the former owners of the Philadelphia Route at the time it was purchased by the Company.

     The assets to be sold specifically exclude certain assets, including: (i) cash, including "coin-in-the-box" and monies in bank accounts; (ii) life insurance policies; (iii) prepaid expenses; (iv) accounts receivable prior to the date of Closing; (v) dial-around receivables earned prior to the Company's third quarter of operations; and (vi) all other revenue earned by the Company prior to the date of the Closing including operator service revenues and any tax or regulatory refunds or credits earned prior to the date of Closing. Supercade is assuming none of the Company's liabilities other than the Company's obligations to site providers under site contracts.

     2. PURCHASE PRICE; ADJUSTMENTS. The purchase price to be paid by Supercade to the Company for the assets is $2,675,000, with $25,000 payable upon execution of the definitive Supercade Agreement and the balance due in full at Closing. The purchase price is subject to the following adjustments. The Company is required to pay customary bills, expenses and commissions in connection with the operation of the Philadelphia Route that become due at any time prior to the Closing. Accordingly, the purchase price shall be increased by an amount equal to the amount of any bills, expenses, and/or commissions paid by the Company prior to the date of Closing for services to be provided by third parties on or after the date of Closing. In addition, the Company shall pay commissions earned by site providers prior to the date of Closing that become due after the date of closing and there shall be no adjustment to the purchase price in connection with such commissions.

     3. ESCROW. Supercade has placed $25,000 in escrow to secure the performance of its obligations under the Supercade Agreement, which payment shall be deemed nonrefundable and shall not be deemed liquidated damages in the event the contemplated transaction does not occur.

     4. CLOSING; CONDITIONS TO CLOSING. It is anticipated that the Closing will take place on or before December 31, 1999. At Closing, and as a condition precedent to Closing, unless waived in writing by the receiving party: (i) the Company shall deliver to Supercade a bill of sale and such other documents of transfer evidencing the sale and transfer of any of the assets free and clear of any and all liens and encumbrances; (ii) the warranties and representations made by the parties shall be true and correct on the Closing date; (iii) the Company shall deliver certain schedules required; (iv) the Company shall deliver such consents as may be required from its primary lender as well as termination statements with respect to any security interests held by the lender; (v) the Company shall have complied with the covenants and other conditions to Closing; and (vi) the representations and warranties made by Supercade shall be true and correct on the date of Closing and Supercade tenders and delivers the balance of the purchase price.

     5. COVENANT NOT TO COMPETE. As a condition to the transaction, the Company will agree that for a period of seven (7) years following the date of Closing it will not compete in Pennsylvania in the pay telephone business with Supercade or employ employees of Supercade in a competitive business.

IV.  SALE TO OTHER PARTIES

     If any sale to Access, Supercade, or both is not completed, approval of the Plan will authorize the Board to sell such assets on such terms as the Board may approve. Because the market value of the pay phone assets changes from time to time, it is not possible to predict with certainty the price or prices that would be obtained for any unsold assets. Accordingly, the prices could be less than or could exceed the prices under the Access Agreement and the Supercade Agreement.

V.  SALE OF PUERTO RICO ASSETS

     Approval of the Plan will also authorize the Board to sell the assets of its Puerto Rico operations. The Company has had discussions with a number of interested parties to date but as of this date no transaction has been completed. There can be no assurance given that a buyer for such assets will be found or whether the purchase price that may be paid by any such buyer would be less than or exceed the prices payable under the Access Agreement and the Supercade Agreement.

VI.   ESTIMATED NET PROCEEDS FROM THE PROPOSED SALE OF ASSETS

      Assuming the Access and Supercade transactions close (and the Company receives the cash consideration and the Hold Back under the Access Agreement), the Company estimates that after deducting expenses, taxes and repayment of certain indebtedness to the Company's secured creditors, it will have approximately $3,500,000 of net cash proceeds from the transaction. The net proceeds from the transactions may be used by the Company in part for additional investment in its subsidiary, Advants, Inc. ("Advants") and for general purposes, including future business opportunities the Board of Directors determines to pursue.

VII.  ONGOING CORPORATE OPERATIONS

      Following completion of Advants' initial equity funding from sources other than the Company, the Company anticipates that it will own and control 60% of the stock of Advants. Advants is primarily engaged in the development of a network of public Internet access terminals (kiosks) and presently has 6 kiosks located in public venues in the Twin Cities market. Advants is continuing to develop its business model and is undertaking to secure site contracts and vendor relationships which will allow for a rapid roll-out and placement of kiosks both in the Twin Cities and beyond. The Company provided initial financial support to Advants. Under the conditions of the Company's bank loan, the Company is prohibited from investing any additional amounts in Advants. It is the intention of the Company to pay its indebtedness to the bank in full from the proceeds of the Closings of the Access and Supercade transactions and in such event the Company will be free of the restrictions on further investments in Advants. The Company may determine to make additional investments in or loans to Advants, but no decision has been made in that regard. The Board of Directors of the Company presently also serves as the Board of Directors of Advants.

      It is the intention of management also to consider a stock repurchase plan or payment of a cash dividend to shareholders, a liquidation of the Company with a distribution of cash to shareholders after payment of liabilities and whether to pursue other business opportunities including mergers, acquisitions or other transactions which may present themselves for consideration. No assurance can be given that the Company will undertake any of these alternatives or pursue any other opportunities or if so pursued and consummated whether such activities will be ultimately advantageous or profitable for the Company. Pending such other investments and activities the proceeds from the sales of assets net of the repayment of debt and costs associated with the transactions will be invested by the Company in investment-grade short-term interest-bearing securities.

VIII. SUMMARY OF DISSENTERS' RIGHTS

      A.  RIGHT TO EXERCISE DISSENTERS' RIGHTS

      In connection with the Plan, holders of Common Stock of the Company are entitled to exercise dissenters' rights pursuant to the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act ("MBCA"). In accordance with these sections, holders of the Company's Common Stock have the right to dissent from the Plan and to receive payment in cash of the "fair value" of their shares of Common Stock. In this context, the term "fair value" means the value of the shares of the Company's Common Stock immediately before the effective date of the Plan.

      B.  COMPANY'S NOTICE OF MEETING

      Under Section 302A.473, if a corporation calls a shareholders meeting at which a proposal to sell, lease, transfer or otherwise dispose of all or substantially all of the property and assets of the Company is to be voted upon, the notice of the meeting must inform each shareholder of the right to dissent, and must include a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed under these sections. This Notice of Special Meeting of Shareholders constitutes such notice to the Company's shareholders, and the following discussion describes the procedures to be followed by a dissenting shareholder. The applicable statutory provisions are attached hereto as Appendix III.

     The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under Minnesota law and is qualified in its entirety by the full text of Sections 302A.471 and 302A.473 of the MBCA attached hereto as Appendix III. Any holder of the Company's Common Stock who wishes to exercise the right to dissent and demand the fair value of his or her shares, or who wishes to preserve the right to do so, should carefully review the following discussion and Appendix III. FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES WILL RESULT IN THE LOSS OF A SHAREHOLDER'S RIGHT TO DISSENT UNDER MINNESOTA LAW.

     C.  SHAREHOLDER'S NOTICE OF INTENT TO DEMAND FAIR VALUE OF SHARES

     If a holder of the Company's Common Stock wishes to exercise the right to demand the fair value of his or her shares, the shareholder must file with the Company, before the vote is taken on the Plan, a written notice of intent to demand the fair value of his or her shares and, in addition, he or she must not vote in favor of approval of the Plan. A VOTE AGAINST THE PLAN WILL NOT IN AND OF ITSELF CONSTITUTE A WRITTEN NOTICE OF INTENT TO DEMAND THE FAIR VALUE OF A SHAREHOLDER'S SHARES OF THE COMPANY'S COMMON STOCK SATISFYING THE REQUIREMENTS OF THE MBCA.

     A shareholder may not assert dissenters' rights as to less than all of the shares of the Company's Common Stock registered in the name of such shareholder.

     D.  COMPANY'S NOTICE OF PROCEDURES FOR DEMANDING PAYMENT

     After the Plan has been approved by the holders of the Company's Common Stock, the Company must cause to be mailed to each shareholder who has properly asserted dissenters' rights a notice that contains:

     (i) the address to which the shareholder must send a demand for payment and his or her stock certificates in order to receive payment, and the date by which they must be received;

     (ii) a form to be used by the shareholder to certify the date on which he or she acquired his or her shares of Common Stock and to demand payment; and

     (iii) another copy of Sections 302A.471 and 302A.473 of the MBCA, together with a brief description of the procedures to be followed under those sections.

     To receive the fair value of his or her shares of Common Stock, a dissenting shareholder must demand payment and deposit his or her certificates within 30 days after the notice described above is given, but the dissenter retains all other rights of a shareholder until the Plan takes effect.

     E.  COMPANY'S PAYMENT; RETURN OF SHARES

     After the Plan takes effect, or after the Company receives a valid demand for payment, whichever is later, the Company must remit to each dissenting shareholder who has complied with the dissenters' rights provisions the amount the Company estimates to be the fair value of the shares, plus interest, accompanied by:

     (i) the Company's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time, together with the latest available interim financial statement;

     (ii) an estimate by the Company of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (iii) another copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedure to be followed in demanding supplemental payment.

     If the Company fails to remit payment within 60 days of the deposit of certificates, the Company must return all deposited certificates. However, the Company may again give notice and require deposit of the certificates at a later time.

     F.  SHAREHOLDER'S RIGHT TO DEMAND SUPPLEMENTAL PAYMENT

     If a dissenting shareholder believes that the amount remitted by the Company is less than the fair value of his or her shares plus interest, such dissenting shareholder may give written notice to the Company of his or her own estimate of the fair value for the shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after the Company mailed its original remittance. Otherwise, a dissenter is entitled only to the amount remitted by the Company.

     G.  COMPANY'S PETITION; DETERMINATION BY COURT

     Within 60 days after receiving a demand for supplemental payment, the Company must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and the Company) or file a petition in the state courts of Minnesota requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with the Company concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of his shares as determined by the court exceeds the amount originally remitted by the Company.

     H.  COSTS AND EXPENSES

     Generally, the costs and expenses associated with a court proceeding to determine the fair value of the shares of the Company's Common Stock will be borne by the Company, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner that is arbitrary, vexatious or not in good faith. Similar costs and expenses may also be assessed in instances where the Company has failed to comply with the procedures specified in Section 302A.473 of the MBCA discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

     I.   OTHER RIGHTS

     Under Subdivision 4 of Section 302A.471 of the MBCA, a shareholder has no right, at law or in equity, to set aside the approval of the Plan or the consummation of the Plan except if such adoption or consummation was fraudulent with respect to such shareholder or the Company.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 302A.473 FOR ASSERTING DISSENTERS' RIGHTS WILL RESULT IN THE LOSS OF A SHAREHOLDER'S RIGHTS TO DEMAND THE FAIR VALUE OF HIS OR HER SHARES OF THE COMPANY'S COMMON STOCK.

IX. ACCOUNTING TREATMENT

     Under generally accepted accounting principles, upon consummation of the sale transactions, the Company will remove the net assets sold from its consolidated balance sheet, and record the gain on the sale net of transactions, severance and other related costs including applicable state and federal income taxes, in its consolidated statement of income. See "Pro Forma Financial Information."

X.  FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated federal income tax consequences to the Company of the Transaction is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Plan. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).

     No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

     The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the Plan to them. Further, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (for example, insurance companies) or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the Plan.

     The proceeds from the sale of the Company's payphones will be taxable sales by the Company upon which gain or loss will be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the Plan will include the amount of cash received and the fair market value of any other property received. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. The Company's bases in its assets are generally equal to their cost, as adjusted for certain items, such as depreciation. However, the bases of assets of stations acquired in a stock purchase are equal to the subsidiary's historical cost adjusted for certain items, such as depreciation.

     The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. The Company will recognize a net gain as a result of the sale of its assets, but believes its net operating loss and tax credit carryovers will offset a substantial portion of the projected gain on the sale of the assets. The Company believes that the use of carryovers will not be limited by Code Sections 382 and 383.

     The proposed sale of substantially all of the assets of the Company by itself will not produce any separate and independent federal income tax consequences to the Company's shareholders.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, management knows of no other business that may properly come before the Special Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Schechter, Dokken Kanter Andrews & Selcer, Ltd., certified public accountants, were selected by the Board of Directors to audit and report on the Company's financial statement for the year ending December 31, 1998. A representative of that firm is expected to be present at the Special Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation for the Annual Meeting of Shareholders to be held in 2000 must set forth such proposal in writing and file it with the Secretary of the Company no later than December 31, 1999.

                             FINANCIAL INFORMATION

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, including the Financial Statements and the Financial Statements schedules thereto. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB, upon the payment, in advance, of fees based on the Company's reasonable expense in furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Jack Kohler, ChoiceTel Communications, Inc., 9724 10th Avenue North, Plymouth, MN 55441.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial information for the Company. The income statement and balance sheet data for the Company included in the selected consolidated financial data for each of the three years in the period ended December 31, 1996, 1997 and 1998 are derived from the audited consolidated financial statements of the Company for such three-year period. The selected financial data for the nine-month periods ended September 30, 1998 and 1999 are derived from the unaudited consolidated financial statements of the Company for such periods. All financial data derived from unaudited financial statements reflect, in the opinion of the Company's management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. The data set forth in the table should be read in conjunction with the consolidated financial statements of the Company, and the related notes thereto, incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                               YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                          1996          1997           1998
                                                       ----------    -----------    -----------
STATEMENT OF OPERATIONS DATA:
Service Revenue....................................     3,561,902      7,081,227      9,344,248
Cost of Service....................................     1,986,985      3,725,204      4,231,342
Gross Margin.......................................     1,574,917      3,356,023      5,112,906
Sales, General and Administration..................       830,351      1,768,689      3,021,734
Depreciation and amortization......................       364,849        927,697      1,317,051
Interest...........................................       119,649        701,048        310,081
Sales tax contingency..............................       865,000        242,760        253,972
Income (loss) before income tax....................      (604,932)      (284,171)       210,068
Provision for income taxes (benefit)...............                     (150,000)        95,000
Net income.........................................      (604,932)      (134,171)       115,068
EARNINGS PER COMMON SHARE
  Basic............................................         (0.31)         (0.06)          0.04
  Diluted..........................................         (0.31)         (0.06)          0.04
WEIGHTED AVG NUMBER OF COMMON SHARES:
  Basic............................................     1,948,489      2,114,922      2,915,006
  Diluted..........................................     1,948,489      2,114,922      2,916,457
BALANCE SHEET DATA
Current Assets.....................................     1,270,803      3,223,099      2,817,593
Property and equipment.............................     1,558,332      4,521,017      6,336,401
Other Assets.......................................       201,457      3,304,629      5,602,769
Total Assets.......................................     3,030,592     11,048,745     14,756,763
CURRENT LIABILITIES................................     1,796,802      3,496,682      4,225,912
Long-term liabilities..............................       569,702      1,718,985      4,544,732
Shareholders' equity...............................       664,088      5,833,078      5,985,119
Total Liabilities and Shareholders equity..........     3,030,592     11,048,745     14,756,763
STATEMENT OF CASH FLOWS DATA
Net cash provided by operating activities..........       677,753      1,261,799      1,307,489
Net cash used in investing activities..............      (462,239)    (4,984,575)      (467,541)
Net cash (used in) provided by financing
  activities.......................................       707,821      3,114,000       (820,414)
Net increase (decrease) in cash....................       923,335       (608,776)        19,534

                        PRO FORMA FINANCIAL INFORMATION

     This unaudited pro forma financial information sets forth the impact of the Plan. The sale transactions are not expected to close until December 1999 and are subject to shareholder approval and customary closing conditions. The unaudited pro forma statements of operations and balance sheets do not purport to present the Company's consolidated results of operations and financial position as they might have been, or as they may be in the future, had the Plan occurred on the assumed dates.

     The pro forma adjustments are based upon information currently available and on certain assumptions, described within the footnotes to the pro forma financial statements, that management of the Company believes are necessary and reasonable for a fair presentation of the pro forma financial information. The pro forma financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company for the fiscal year ended December 31, 1998 and for the period ended September 30, 1999.

     The objective of the unaudited pro forma financial information is to show what the significant effects on the historical financial statements might have been had the sale of the phones occurred, for balance sheet purposes, on September 30, 1999, and, for statement of operations purposes, on January 1, 1999. However, the pro forma balance sheets are not necessarily indicative of the effects of the Company's financial position that would have been attained had the transactions occurred earlier.

STATEMENTS OF OPERATIONS

                                                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                                    ------------------------------------------------------------------------
                                       CHOICETEL          PROFORMA             PROFORMA          PROFORMA AS
                                     COMMUNICATIONS    ADJUSTMENTS(A)       ADJUSTMENTS(B)        ADJUSTED
                                    ----------------   --------------       --------------       -----------
Service Revenue...................      8,089,994        (3,635,872)(1)       (1,466,204)(1)      2,987,918
Cost of Service...................      3,704,344        (1,636,512)(1)         (602,933)(1)      1,464,899
Gross Margin......................      4,385,650        (1,999,360)            (863,271)         1,523,019
Sales, General and
  Administration..................      2,864,544          (941,855)(1)         (388,631)(1)      1,634,058
Depreciation and amortization.....      1,053,109          (370,080)(2)         (303,972)(2)        379,057
Interest expense (revenue net of
  expense)........................        367,794          (285,000)(3)          (97,500)(3)        (14,706)
Sales tax contingency.............        159,490          (159,490)(1)                0(1)               0
Income (loss) before income tax...        (59,287)         (242,935)             (73,168)          (375,390)
Provision for income taxes
  (benefit).......................        (26,679)         (109,320)             (32,925)          (168,925)
Net income........................        (32,608)         (133,615)             (40,243)          (206,465)
Earnings per common share
  Basic...........................          (0.01)            (0.05)               (0.01)             (0.07)
  Diluted.........................          (0.01)            (0.05)               (0.01)             (0.07)
Weighted avg number of common
  shares:
  Basic...........................      2,915,006         2,915,006            2,915,006          2,915,006
  Diluted.........................      2,915,006         2,915,006            2,915,006          2,915,006

---------------

(a) Proforma adjustments to reflect the sale of the Midwest payphone assets.

(b) Proforma adjustments to reflect the sale of the Philadelphia payphone assets.

(1) To eliminate the revenue and operating expenses related to the assets being sold.

(2) To eliminate the depreciation and amortization charged against the assets being sold.

(3) To eliminate the interest expense and to recognize interest income attributable to the proceeds of the sale.

                                                          YEAR ENDED DECEMBER 31, 1998
                                    ------------------------------------------------------------------------
                                       CHOICETEL          PROFORMA             PROFORMA          PROFORMA AS
                                     COMMUNICATIONS    ADJUSTMENTS(A)       ADJUSTMENTS(B)        ADJUSTED
                                    ----------------   --------------       --------------       -----------
Service Revenue...................     9,344,248         (6,043,335)(1)       (1,104,070)(1)      2,196,843
Cost of Service...................     4,231,342         (2,408,615)(1)         (603,928)(1)      1,218,799
Gross Margin......................     5,112,806         (3,634,720)            (500,142)           978,044
Sales, General and
  Administration..................     3,021,734         (1,393,061)(1)          (46,454)(1)      1,582,219
Depreciation and amortization.....     1,317,051           (652,046)(2)         (258,265)(2)        406,740
Interest expense (revenue net of
  expense)........................       310,081           (380,000)(3)         (140,000)(3)       (209,919)
Sales tax contingency.............       253,972           (253,972)(1)                0(1)               0
Income (loss) before income tax...       210,068           (955,641)             (55,423)          (800,996)
Provision for income taxes
  (benefit).......................        95,000           (432,174)             (25,064)          (362,238)
Net Income........................       115,068           (523,467)             (30,359)          (438,758)
Earnings per common share
  Basic...........................          0.04              (0.18)               (0.01)             (0.15)
  Diluted.........................          0.04              (0.18)               (0.01)             (0.15)
Weighted avg number of common
  shares:
  Basic...........................     2,915,006          2,915,006            2,915,006          2,915,006
  Diluted.........................     2,916,457          2,916,457            2,916,457          2,916,457

---------------

(a) Proforma adjustments to reflect the sale of the Midwest payphone assets.

(b) Proforma adjustments to reflect the sale of the Philadelphia payphone assets.

(1) To eliminate the revenue and operating expenses related to the assets being sold.

(2) To eliminate the depreciation and amortization charged against the assets being sold.

(3) To eliminate the interest expense and to recognize interest income attributable to the proceeds of the sale.

                                                           DECEMBER 31, 1998
                                ------------------------------------------------------------------------
                                   CHOICETEL          PROFORMA             PROFORMA          PROFORMA AS
                                 COMMUNICATIONS    ADJUSTMENTS(A)       ADJUSTMENTS(B)        ADJUSTED
                                ----------------   --------------       --------------       -----------
BALANCE SHEET DATA
Current Assets................      2,817,593          (235,315)(2)        2,021,024(2)       4,603,302
Property and equipment........      6,336,401        (2,279,785)(1)       (1,454,047)(1)      2,602,569
Other Assets..................      5,602,769        (1,585,460)(1)       (2,433,449)(1)      1,583,860
Total Assets..................     14,756,763        (4,100,560)          (1,866,472)         8,789,731
Current Liabilities...........      4,225,912        (1,020,320)(2)         (202,239)(2)      3,003,353
Long-term liabilities.........      4,544,732        (3,341,093)(2)(3)      (891,735)(2)(3)     311,904
Shareholders' equity..........      5,986,119           260,853(3)          (772,498)(3)      5,474,474
Total Liabilities and
  Shareholders equity.........     14,756,763        (4,100,560)          (1,866,472)         8,789,731

---------------

(a) Proforma adjustments to reflect the sale of the Midwest payphone assets.

(b) Proforma adjustments to reflect the sale of Philadelphia payphone assets.

(1) To eliminate the assets being sold.

(2) To reflect the payment of debt and the purchase of short-term investments using proceeds from sale.

(3) To reflect the gain (loss) on sale, net of taxes.

                                                           SEPTEMBER 30, 1999
                                ------------------------------------------------------------------------
                                   CHOICETEL          PROFORMA             PROFORMA          PROFORMA AS
                                 COMMUNICATIONS    ADJUSTMENTS(a)       ADJUSTMENTS(b)        ADJUSTED
                                ----------------   --------------       --------------       -----------
BALANCE SHEET DATA
Current Assets................      2,855,693           482,365(2)         2,600,000(2)       5,938,058
Property and equipment........      6,131,897        (2,022,661)(1)       (1,334,863)(1)      2,774,373
Other Assets..................      4,894,963        (1,472,504)(1)       (2,248,661)(1)      1,173,798
Total Assets..................     13,882,553        (3,012,800)            (983,524)         9,886,229

Current Liabilities...........      4,470,712        (1,275,423)(2)                           3,195,289
Long-term Liabilities.........      3,458,329        (2,220,278)(2)(3)      (393,410)(2)(3)     844,641
Shareholders' equity..........      5,953,512           482,901(3)          (590,114)(3)      5,846,299
Total Liabilities and
  Shareholders equity.........     13,882,553        (3,012,800)            (983,524)         9,886,229

---------------

(a) Proforma adjustments to reflect the sale of the Midwest payphone assets.

(b) Proforma adjustments to reflect the sale of Philadelphia payphone assets.

(1) To eliminate the assets being sold.

(2) To reflect the payment of debt and the purchase of short-term investments using proceeds from sale.

(3) To reflect the gain (loss) on sale, net of taxes.

                           INCORPORATION BY REFERENCE

     The following documents previously filed by the Company (File No.
          ) with the Commission pursuant to the Exchange Act, are incorporated into this Proxy Statement by reference:

     (a) The Company's Annual report on Form 10-KSB for the year ended December 31, 1998, filed on March 30, 1999.

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, filed on May 17, 1999.

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, filed on August 13, 1999.

     (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 31, 1999, filed on November 15, 1999.

     (e) The Company's Current Report of Form 8-K filed on November 17, 1999, relating to the Company signing a purchase agreement with Access for the sale of the Company's Midwest Route.

                                          By Order of the Board of Directors



                                          Melvin Graf, Secretary
December 6, 1999

                                                                      APPENDIX I

                            ASSET PURCHASE AGREEMENT



                                     BETWEEN



                               ACCESS ANYWHERE LLC
                                    ("BUYER")




                          CHOICETEL COMMUNICATIONS INC.
                                   ("SELLER")













                          DATED AS OF NOVEMBER 15, 1999

                                    SCHEDULES

SCHEDULE          TOPIC

    1.1(a)        Equipment and Other Tangible Assets

    1.1(b)        Site Contracts

      1.2         Excluded Assets

      1.3         Assumed Liabilities by Buyer

      4.0         Schedule of Exceptions

      4.1         Jurisdictions of Seller's Business

    4.4(a)        Seller's Audited Financials

    4.4(b)        Seller's Interim Financials

    6.8(a)        Allocation of Purchase Price

      8.1         Documents Delivered by Buyer to Seller

                                    EXHIBITS

EXHIBIT           TOPIC

      3.1         Advants, Inc. Subscription Agreement

      3.2         Kiosk Agreement

      3.3         Shareholder's Agreement

      3.4         Consulting Agreement

      3.5         Access Agreement

      6.5         Non-Competition Agreement

     6.10         Telephone Service Resale Agreement

      7.9         Opinion of Counsel to Seller

      8.6         Opinion of Counsel to Buyer

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT ("AGREEMENT") is made on November 15, 1999 between ACCESS ANYWHERE LLC, a Minnesota limited liability company with principal offices at 510 Marquette Avenue South, Minneapolis, Minnesota 55402 ("BUYER"), and CHOICETEL COMMUNICATIONS INC., a Minnesota corporation with principal offices located at 9724 - 10th Avenue, Plymouth, Minnesota 55441 ("SELLER").

                                     RECITAL

         A. Seller operates a business that provides and services public pay telephones located at various sites in Minnesota, Wisconsin, New York, Iowa and North Dakota, and owns various pay telephones, pay telephone equipment, site contract rights, leasehold interests, tools, inventories, supplies, accounts receivable, operating accounts, advertising and sales materials, computer hardware and software, and miscellaneous assets used in connection with the operation of the business, including all the stock of ChoiceTel, Inc., a competitive local exchange carrier (collectively, the "BUSINESS").

         B. Seller desires to sell to Buyer certain assets of the Business, and Buyer desires to purchase such assets from Seller, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I.
                                 THE TRANSACTION

         1.1      SALE AND PURCHASE OF ASSETS. At the Closing, as defined in
Section 1.4 below, Seller shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Seller, all assets owned or controlled by Seller which are used in the operation of the Business, including Seller's business as a going concern, goodwill and assets of every kind, nature and description existing on the Closing Date, as defined in Section 1.4 below, and which are used in the operation of the Business, wherever such assets are located in the States of Minnesota, Wisconsin, New York, Iowa and North Dakota, and whether real, personal or mixed, tangible or intangible, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in the Seller's books or financial statements, except those assets specifically excluded pursuant to Section 1.2 of this Agreement, free and clear of any and all liens, security interests, claims, charges and encumbrances ("ENCUMBRANCES"). The properties, business, goodwill and assets to be transferred hereunder (collectively, the "PURCHASED ASSETS") include, but are not limited to, the following:

                  (a) EQUIPMENT AND OTHER TANGIBLE ASSETS. All pay telephones (including no less than 25 functional spare telephones held in inventory), and all furniture, fixtures, equipment, machines and other tangible assets which are owned by Seller and used in connection with the Business as of the Closing Date, including but not limited to the tangible assets set forth on SCHEDULE 1.1(A).

                  (b) SITE PROVIDER CONTRACTS. All contracts relating to the Business ("SITE CONTRACTS") pertaining to the provision of pay telephones placed or to be placed into operation at particular sites pursuant to an agreement with site owners or operators ("SITE PROVIDERS"), together with the Seller's right to provide pay telephone services to the Site Providers, including the Site Contracts identified on SCHEDULE 1.1(B).

                  (c) TRADE INFORMATION. The names, addresses and other pertinent information of all Site Providers, Seller's customer lists, if any, (together with the right to solicit and service said customers), manuals, forms, computer programs, business plans or like data respecting the Business or the conduct thereof, whether existing or created as of the date of this Agreement or as of the date of Closing.

                  (d) NAME AND PROPRIETARY INFORMATION. All rights relating to exclusive use of the names "Intelliphone" and "AAA Telephone Systems" or any similar or derivative name, all goodwill relating thereto, and the right to free use of any proprietary information respecting the Business or the conduct thereof.

                  (e) CASH AND ACCOUNTS RECEIVABLE. As of the Closing Date, the cash in all the pay telephones identified on SCHEDULE 1.1(A), all accounts receivable relating to the Business, including dial-around compensations and other payments or compensations due, but not yet paid, to Seller, and all prepaid expenses relating to the Business (collectively, "CURRENT ASSETS").

                  (f) CHOICETEL, INC. CAPITAL STOCK. All of the outstanding capital stock of ChoiceTel, Inc., a wholly-owned subsidiary of the Seller ("CLEC SUBSIDIARY").

         1.2 EXCLUDED ASSETS. Seller shall retain, and the Purchased Assets shall not include, the assets identified on SCHEDULE 1.2.

         1.3 ASSUMPTION OF LIABILITIES. Except for liabilities identified on SCHEDULE 1.3 ("ASSUMED LIABILITIES"), Buyer does not assume and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other liability of Seller, whether existing on, before or after the Closing Date or arising out of any transactions entered into, or any state of facts existing on, prior to or after the Closing Date.

         1.4 CLOSING. The consummation of the purchase and sale of the Purchased Assets, the assumption of the Assumed Liabilities and the consummation of the other transactions contemplated hereby (the "CLOSING") shall take place at the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A., 33 South Sixth Street, Minneapolis, Minnesota 55402, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to the actions the respective parties will take at the Closing itself), or at such other time, date or place as the parties may mutually agree (the "CLOSING DATE").

         1.5 RISK OF LOSS. The risk of loss, damage, theft or destruction to any of the Purchased Assets or other property to be conveyed to Buyer under this Agreement shall be borne by Seller to the time of Closing. In the event of such loss, damage, theft or destruction, Seller shall replace or repair the lost, stolen, damaged or destroyed property to its condition prior to the loss, theft, damage or destruction. If the replacement or repair is not completed prior to Closing, then the Purchase Price (as defined below) will be adjusted by an amount that will be required to complete the replacement or repair after Closing.

                                   ARTICLE II.
                             PURCHASE PRICE; PAYMENT

         2.1 PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Purchased Assets shall be $4,300,000, plus the Price Adjustment ("PRICE ADJUSTMENT") and minus the Phone Adjustment ("PHONE ADJUSTMENT"). The Price Adjustment shall equal the difference between the dollar value of Current Assets of Seller transferred to Buyer at Closing less the dollar value of all Assumed Liabilities assumed by Buyer at Closing. A resulting positive Price Adjustment will constitute an increase to the Purchase Price, and a resulting negative Price Adjustment will constitute a decrease to the Purchase Price, on a dollar-for-dollar basis. The Price Adjustment and Phone Adjustment will be subject to post-closing reconciliation based on Seller's Post-Closing financial statements ("POST-CLOSING FINANCIALS") as described in Section 2.3 below. The Phone Adjustment shall equal the dollar amount resulting from multiplying (i) $2,000 times (ii) the difference of (a) the number, if any, resulting from subtracting from 2,058 (b) the number of active pay telephones on the Closing Date. The Phone Adjustment shall not be less than zero. For determining the amount to be paid at Closing, the Phone Adjustment will be estimated in good faith by Buyer and Seller.

         2.2      PAYMENT OF PURCHASE PRICE.

         Buyer shall pay the Purchase Price as follows:

                  (a) At closing, Buyer shall pay to Seller an initial amount ("INITIAL PAYMENT") by cash, certified check or by wire transfer in an amount equal to the Purchase Price less (i) $575,000 ("HOLDBACK AMOUNT"), and (ii) if Buyer is subject to Minnesota Statutes Section
         270.102 regarding the effect of a lien for unpaid sales tax, the amount required to be withheld under Section 270.102. For the purpose of calculating the Initial Payment, the Price Adjustment shall be based upon estimated financial statements of the Business as of the Closing Date, prepared by the Seller consistent with its historical accounting practices (the "ESTIMATED CLOSING FINANCIALS").

                  (b) On the date six months after the Closing Date, Buyer shall pay Seller an amount ("FINAL PAYMENT") equal to the Holdback Amount:
         (i) reduced for any indemnification claims Buyer may have against Seller; (ii) reduced by $1,000 for each Site Contract that is canceled or terminated (other than for the closing of the Site Provider) by a Site Provider within 12 months after the Closing Date for which a valid contract does not exist; (iii) reduced by the Post-Closing Phone Adjustment ("POST-CLOSING PHONE ADJUSTMENT"); (iv) reduced by any other liabilities incurred by Seller prior to the Closing

         Date and paid on behalf of Seller by Buyer in the ordinary course of business; (v) reduced by the amount equal to $4,000, times the number obtained by subtracting from 100 the number of kiosks not delivered to Buyer as of the date six months after Closing ("Kiosk Holdback"); and
         (vi) reduced or increased for any Post-Closing Price Adjustment ("POST-CLOSING PRICE ADJUSTMENT"). The Post-Closing Price Adjustment shall equal the difference between the Price Adjustment based on the Post-Closing Financials, as defined in Section 2.3, and the Price Adjustment based on the Estimated Closing Financials. A positive Post-Closing Price Adjustment will increase the Final Payment and a negative Post-Closing Price Adjustment will decrease the Final Payment, on a dollar-for-dollar basis. The Post-Closing Phone Adjustment shall equal the difference between the Phone Adjustment determined by the Buyer after Closing and the Phone Adjustment estimated for Closing purposes. A positive Post-Closing Phone Adjustment will increase the Final Payment and a negative Post-Closing Phone Adjustment will decrease the Final Payment, on a dollar-for-dollar basis. In addition, if the number of Site Contracts that do not meet all the provisions of
         Section 4.10(e)(i) - (v) of this Agreement ("KEY SITE CONTRACT PROVISIONS") as of the Closing Date, exceeds ten percent (10%) of the total number of Site Contracts as of the Closing Date ("THRESHOLD AMOUNT"), the Holdback Amount will be reduced by $1,000 for each Site Contract in excess of the Threshold Amount that does not meet all of the Key Site Contract Provisions.

         Within 30 days after the first anniversary of the Closing Date, Buyer shall submit any additional claims for payment under Section 2.2(b)(ii) for Site Contracts which terminated within the 12-month period after the Closing Date and which were not deducted from the Holdback Amount. Seller shall pay to Buyer the stated amount within 15 days of receiving notice from Buyer. Buyer will pay to Seller by the 15th of the month the portion of the Kiosk Holdback equal to the number of kiosks delivered in the prior month times $4,000.

         2.3 POST-CLOSING FINANCIALS. Within 120 days after the Closing Date, Buyer shall deliver to Seller a definitive balance sheet, income statement and proposed Price Adjustment and proposed Phone Adjustment for Buyer as of the Closing Date ("PROPOSED FINANCIALS"), which will be prepared consistent with Seller's historical accounting practices and which shall be used for determining any Post-Closing Price Adjustment and Post-Closing Phone Adjustment. Seller will provide the information necessary and assist Buyer in preparing the Proposed Financials. The Proposed Financials shall become the Post-Closing Financials and final Price Adjustment and final Phone Adjustment if Seller does not object to them in writing within 15 days of receipt thereof. In the event that Seller objects to the Proposed Financials, Seller shall notify Buyer of such objections within the 15-day period following the delivery of the Proposed Financials, stating the objection and the reasons therefor. Upon Buyer's receipt of such objection, the parties shall attempt to resolve such disagreement through negotiations. Upon resolution of such disagreement, the Proposed Financials, as amended by such negotiated resolution, shall become the Post-Closing Financials and final Price Adjustment and final Phone Adjustment. If Buyer and Seller cannot resolve such disagreement within 10 days from the end of the foregoing 15-day period, the parties shall submit the matter for resolution to a nationally recognized firm of Certified Public Accountants, not affiliated with either party (the "INDEPENDENT CPA"), with the costs thereof to be shared equally by the parties. The Independent CPA shall deliver to the parties, within 30 days of submission of the matter to such firm, a balance sheet, income statement and final Price Adjustment and final Phone Adjustment as of the Closing Date, consistent with Seller's historical accounting practices and terms of this Agreement (the "CPA Financials"). The CPA Financials will become the Post-Closing Financials upon delivery thereof to the parties.

                                  ARTICLE III.
                              ANCILLARY AGREEMENTS

         3.1 STOCK PURCHASE. As consideration for the transactions contemplated by the parties under this Agreement, Elam Baer, an individual, or his assigns will purchase 4.5 Units (each Unit consisting of 50,000 shares of common stock and a three-year Warrant to purchase an additional 10,000 shares) of Advants, Inc., a subsidiary of Seller, pursuant to the Confidential Placement Memorandum dated August 25, 1999. The parties will enter into a subscription agreement identical in form to the attached EXHIBIT 3.1.

         3.2 DELIVERY OF KIOSKS. Within 180 days after the Closing Date, Seller will deliver to Buyer without additional consideration from Buyer, one hundred
(100) fully functional, ready-to-install internet kiosks with an approximate value of $4,000 per kiosk, as more fully described in the Kiosk Term Sheet attached as EXHIBIT 3.2.

         3.3 SHAREHOLDERS' CONSENT. Simultaneous with the execution and delivery of this Agreement, shareholders of at least fifty-one percent (51%) of Seller's stock will enter into a shareholder agreement identical in form to EXHIBIT 3.3, which provides that the shareholders consent to, and will vote in favor of, this Agreement.

         3.4 CONSULTING AGREEMENT. At Closing, Seller and Buyer shall enter into a Consulting Agreement identical in form to that attached as EXHIBIT 3.4. The Consulting Agreement shall provide that Seller will make available for six months after the Closing Date one-half of the time of Melvin Graf and Jeffrey R. Paletz. Buyer shall pay Seller pursuant to this Consulting Agreement $10,000.00 per month for the six-month term of the agreement.

         3.5 ACCESS AGREEMENT. At Closing, Seller and Buyer shall enter into a an Access Agreement in the form attached hereto as EXHIBIT 3.5.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                                     SELLER

         For purposes of the following representations and warranties, the term "Seller" includes both Seller and CLEC Subsidiary. Seller hereby represents and warrants as follows:

         4.1 SELLER ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller has all requisite power and authority to own its properties and assets and to conduct its businesses as now conducted and as proposed to be conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined in Section 4.5 of this Agreement). SCHEDULE 4.1 sets forth all of the jurisdictions in which the Seller is qualified to do business. Complete and accurate copies of the corporate documents of Seller, with all amendments thereto to the date hereof, have been furnished to Buyer or Buyer's representatives.

         4.2 AUTHORIZATION; VALIDITY OF AGREEMENT. The execution, delivery and performance by Seller of this Agreement and, subject to satisfaction of the conditions herein, the consummation of the transactions contemplated hereby has been duly authorized by its directors. The execution, delivery and performance by Seller of this Agreement and, subject to satisfaction of the conditions herein, the consummation of the transactions contemplated hereby has been duly authorized by Seller. This Agreement and the other agreements between the parties and documents delivered pursuant hereto (the "TRANSACTION DOCUMENTS") to which Seller may be party have been duly executed and delivered by Seller, as applicable, and constitute the valid binding and enforceable obligation of each of them, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors rights generally (the "BANKRUPTCY EXCEPTION").

         4.3 NO CONFLICT OR VIOLATION. Except as set forth in SECTION 4.3 of the SCHEDULE OF EXCEPTIONS, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the organizational documents of Seller; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to Seller; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under any contract, service or other customer agreement, lease, license, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party or by which it is bound or to which its respective properties or assets is subject; (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon Seller's properties or assets; and (v) result in the cancellation, modification, revocation or suspension of any License (as defined in Section 4.13 of this Agreement).

         4.4 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.4(A) are the audited balance sheets of Seller as of December 31, 1997 and 1998 and statements of income of the Seller for the years then ended and the notes thereto, if any, and attached hereto as SCHEDULE 4.4(B) is the unaudited balance sheet of the Seller as of September 30, 1999 (the "INTERIM BALANCE SHEET"), together with the related unaudited statement of income for the period then ended and the notes thereto, if any (all such financial statements, including the Estimated Closing Financials, being hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements, including the notes thereto: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except that the Interim Balance Sheet, the Estimated Closing Financials and the related statement of income and cash flow are subject to normal year-end adjustments and may omit footnotes); (ii) present fairly the financial position, results of operations and changes in cash flow of the Seller as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, including the Estimated Closing Financials, to normal year-end audit adjustments consistent with prior periods); (iii) reflect accurately in all material respects the assets, liabilities, costs and expenses of the Seller, as they relate to the Business; and (iv) are in all material respects accurate, complete, correct and in accordance with the books of account and records of the Seller.

         4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SECTION 4.5 of the SCHEDULE OF EXCEPTIONS, since September 30, 1999, there has been no change in the properties, assets, condition (financial or otherwise), liabilities or operations of the Business, which, individually or in the aggregate, has had a material adverse effect on the Business or the financial condition, operations or prospects of the Business (a "MATERIAL ADVERSE EFFECT"). Except as set forth in SECTION 4.5 of the SCHEDULE OF EXCEPTIONS, Seller is not aware of any facts related to Seller that, individually or in the aggregate, would as of the Effective Date be reasonably likely to have a Material Adverse Effect.

         4.6 LITIGATION. Except as set forth in SECTION 4.6(A) of the SCHEDULE OF EXCEPTIONS, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to Seller's knowledge, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Seller or any of its officers, directors, employees, agents involving, affecting or relating to the Business or the transactions contemplated by this Agreement. Except as set forth in SECTION 4.6(B) of the SCHEDULE OF EXCEPTIONS, none of Seller's Purchased Assets are subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects the assets, properties, operations, prospects, net income or financial condition of the Business or which would interfere with the transactions contemplated by this Agreement.

         4.7 COMPLIANCE WITH APPLICABLE LAWS. To the Seller's knowledge, the operations of the Business have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over Seller, or any of the assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements relating to the Business. Seller has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Business. To Seller's knowledge, there are no proposed changes in any such laws, rules or regulations (other than laws of general applicability) that would adversely affect the transactions contemplated by this Agreement or all or a substantial part of the Business.

         4.8 NO UNDISCLOSED LIABILITIES AFFECTING THE PURCHASED ASSETS. Except as identified and reflected or reserved against in the Financial Statements or as set forth in SECTION 4.8 of the SCHEDULE OF EXCEPTIONS, Seller does not have any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise of any nature whatsoever, and no facts or circumstances exist which, after the passage of time, could reasonably be expected to result in any claims against, or material obligations or liabilities of Seller relating to the Purchased Assets or affecting the Purchased Assets.

         4.9      TAXES.

                  (a) Except as disclosed in Section 4.9 of the Schedule of Exceptions, all Returns (as defined in Section 4.9(c) below) required to be filed by Seller have been duly filed on a timely basis and such Returns are true, complete, and correct in all material respects. All Taxes (as defined in Section 4.9(b) below) shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes (other than as described in SECTION 4.9 of the SCHEDULE OF EXCEPTIONS) are payable by Seller with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. Seller has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Seller with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Seller is contesting in good faith through appropriate proceedings and for which appropriate reserves (excluding reserves for deferred Taxes) have been established.

                  (b) For purposes of this Agreement, the term "TAXES" shall mean all taxes and similar fees and assessments, however denominated, relating to or affecting the Business, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, or local or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes and fees, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature to any of the foregoing, which Seller is required to pay, withhold, or collect.

                  (c) For purposes of this Agreement, the term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties relating to or affecting the Business.

         4.10     CERTAIN AGREEMENTS.

                  (a) SECTION 4.10 of the SCHEDULE OF EXCEPTIONS sets forth a true and complete list of all material contracts, agreements, instruments, licenses, commitments and other arrangements to which Seller is a party and relating to the Business or otherwise affecting any of the assets, properties or operations relating to the Business including, as applicable but without limitation, all material written
         (i) contracts, agreements and commitments,

         (ii) agency and brokerage agreements, (iii) service and other customer contracts, (iv) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit, (v) real property leases or any subleases relating thereto, personal property leases, employee plans, employment and labor agreements, any material agreement relating to Intellectual Property as defined in Section 4.12 (including service agreements relating thereto) and insurance contracts, (vi) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights, (vii) documents granting any power of attorney with respect to the affairs of Seller,
         (viii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements, (ix) contracts or commitments limiting or restraining Buyer, Seller or any of their employees or Affiliates from engaging or competing in any lines of business or with any person, firm, or corporation, (x) partnership or joint venture agreements, (xi) material licenses, including, but not limited to, material software licenses, and (xii) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "CONTRACTS" and individually as a "CONTRACT").

                  (b) To Seller's knowledge, each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception, and is in full force and effect on the date hereof. Seller has performed all material obligations to be performed by it, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in material default or breach of in respect of, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                  (c) To Seller's knowledge, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                  (d) To Seller's knowledge, no party to any Contract intends to cancel or terminate any such agreement, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (e) Section 4.10 of the SCHEDULE OF EXCEPTIONS sets forth complete and correct information about each of the Seller's Site Contracts. Except as set forth in Section 4.10(f) of the SCHEDULE OF EXCEPTIONS, at least 90% of the Site Contracts have as of this date and of the Closing Date the following provisions:

                      (i)    an initial term of at least five years;

                      (ii) automatically renews at the end of the current term;

              (iii) Seller's exclusive right to operate pay telephones at the location or locations subject to the Site Contract;

              (iv) cannot be terminated by the Site Provider during the term of the Site Contract;

              (v) that each of the Site Contracts is assignable without the consent of the Site Provider and without the payment of any fine or expense and pursuant to such assignment and the assignee will have all of the rights, title and interests of the Seller and the original maker as though such assignee was an original party thereto.

          (f) Seller has delivered to Buyer or its representatives true and complete originals or copies of all the Site Contracts and a copy of every default notice received by Seller during the past three (3) years with respect to any of the Site Contracts.

     4.11 ACCOUNTS RECEIVABLE. All accounts receivable of Seller relating to or affecting the Business that are reflected on the Financial Statements or on the accounting records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of the Business. All accounts receivable payable to or for the benefit of Seller relating to or affecting the Business reflected on the Financial Statements or on the accounting records of Seller as of the Closing Date either have been collected in full or are (or will be) current and collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with GAAP applied consistently with prior practice, carried (or to be carried) on the books of Seller.

     4.12 INTELLECTUAL PROPERTY.

          (a) SECTION 4.12 of the SCHEDULE OF EXCEPTIONS sets forth a true and complete list of all Intellectual Property (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or otherwise used by Seller that is of material importance to the conduct of the Business. Except as disclosed in Section 4.12(a) of the Schedule of Exceptions, all of the Intellectual Property listed in SECTION 4.12 of the SCHEDULE OF EXCEPTIONS is owned by Seller without any Encumbrances or used by Seller pursuant to a valid and enforceable license or other agreement. Such list includes any licenses, sublicenses or other agreements in which Seller grants a license to any person to use Intellectual Property. As used herein, "INTELLECTUAL PROPERTY" means (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data), and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (v) licenses, including, but not limited to software licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) books and records describing or used in connection with any of the foregoing; (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing; and (ix) customer lists.

          (b) The grants, registrations and applications for the Intellectual Property have not lapsed, expired or been abandoned and, except as disclosed in SECTION 4.12(B) of the SCHEDULE OF EXCEPTIONS, no application or registration thereof is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

          (c) Seller owns or has the valid right to use all of the Intellectual Property used by it or held for use by it in connection with the Business. To Seller's knowledge, there are no conflicts with or infringements by any third party of the Seller's Intellectual Property used in connection with the Business. None of Seller's Intellectual Property or the conduct of the business of Seller conflicts with or infringes in any way the proprietary right of any third party, which conflict or infringement, individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in SECTION 4.12(C) of the SCHEDULE OF EXCEPTIONS, Seller has not initiated, and, to Seller's knowledge, there is no claim, suit, action or proceeding pending or threatened against Seller as it relates to or affects the Business (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          (d) Seller has taken reasonable precautions to ensure that all trade secrets used in its Business have been properly protected and have been kept secret.

          (e) Seller's Intellectual Property is sufficient and adequate in all material respects for it to carry on the Business as presently conducted.

     4.13 LICENSES, PERMITS AND GOVERNMENTAL APPROVALS.

          (a) SECTION 4.13(A) of the SCHEDULE OF EXCEPTIONS sets forth a true and complete list of all licenses, permits, certificates, franchises, authorizations and approvals issued or granted to Seller in connection with the Business by the United States, any state or local government, telecommunications regulatory authority, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "LICENSE" and, collectively, the "LICENSES"), and all pending applications therefor. Except as set forth in SECTION 4.13(B) of the SCHEDULE OF EXCEPTIONS, each License has been issued to, and duly obtained and fully paid for by, Seller and is valid, in full force and effect, and to Seller's knowledge, not subject to any pending or threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect.

          (b) Seller has all Licenses required, and such Licenses are sufficient and adequate in all material respects, to permit the continued lawful conduct of the Business in the manner now conducted and the ownership, occupancy and operation of its real property for their present uses. Seller is not in violation in any material respect of any of the Licenses. Except as disclosed in SECTION 4.13(B) of the SCHEDULE OF EXCEPTIONS, the Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof. Seller has delivered to Buyer or its representatives true and complete copies of all the Licenses together with all amendments and modifications thereto.

     4.14 INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS.

          (a) Except as disclosed in SECTION 4.14 of the SCHEDULE OF EXCEPTIONS, there are no material transactions, intercompany agreements or arrangements of any kind, direct or indirect, between the Seller and any director, officer, employee, stockholder or relative or Affiliate thereof relating to or affecting the Business.

          (b) None of the shareholders of Seller is a party to any contract, agreement or understanding to which Seller is not a party which purports in any way to bind or obligate the Seller thereunder and relate to or affect the Business.

     4.15 REAL PROPERTY. Seller does not own any real property used in the Business. SECTION 4.15 of the SCHEDULE OF EXCEPTIONS sets forth a true and complete list of all real properties leased by Seller and used in the Business (collectively, the "PROPERTY"), including a brief description of the operating facilities located thereon and the annual rent payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof. Seller has a valid leasehold in the real estate shown in SECTION 4.15 of the SCHEDULE OF EXCEPTIONS as leased by it, in each case under written leases that are valid and enforceable (except as enforceability may be limited by the Bankruptcy Exception) (all such leases being referred to herein as "REAL PROPERTY LEASES"), and there does not exist under any Real Property Lease any material default by Seller or any event which with notice or lapse of time or both would constitute such a default.

     4.16 PERSONAL PROPERTY. The furniture, fixtures, equipment and other items of tangible personal property owned or leased by Seller and used in the Business (the "PERSONAL PROPERTY") are sufficient and adequate to carry on the Business as presently conducted and all items thereof are in good operating condition and repair. Seller owns outright and has good title, free and clear of all Encumbrances (other than the lien of current property taxes and assessments not in default, if any), to the Personal Property purported to be owned by Seller and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date. Seller holds valid leases in all of the Personal Property leased by it, and none of such Personal Property is subject to any sublease, license or other agreement granting to any person any right to use such property (all such leases, subleases, licenses and other agreements are collectively referred to herein as "PERSONAL PROPERTY LEASES"). Seller is not in material breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) of any Personal Property Lease.

     4.17 EMPLOYEE PLANS.

          (a) BENEFIT PLANS; SELLER PLANS. SECTION 4.17 of the SCHEDULE OF EXCEPTIONS discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA relating to or affecting the Business, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement relating to or affecting the Business (each, a "BENEFIT PLAN"), whether or not funded and whether or not terminated, (i) maintained or sponsored by the Seller, or (ii) with respect to which the Seller has or may have liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of the Seller or their beneficiaries, or (iv) in which any current or former employees of the Seller or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "SELLER PLAN"). No Seller Plan covers any employees of any member of the Seller Group in any foreign country or territory. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Seller Plan that is a welfare benefit plan as described in ERISA Section 3(1).

          (b) COMPLIANCE. To our knowledge, each Seller Plan and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. To our knowledge, no Seller Plan is or is proposed to be under audit or investigation, and no completed audit of any Seller Plan has resulted in the imposition of any Tax, fine or penalty. Buyer shall have no liabilities following the Closing with respect to any Seller Plan.

          (c) MULTIEMPLOYER PLANS. No Seller Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"). No member of the Seller Group has withdrawn from any Multiemployer Plan or incurred any withdrawal Liability to or under any Multiemployer Plan.

     4.18 LABOR RELATIONS. SECTION 4.18 of the SCHEDULE OF EXCEPTIONS sets forth a true and complete list of the names, titles, annual salaries and other compensation of all employees of the Seller involved in the Business. The relations of the Seller with its employees involved in the Business are generally good. No employee of the Seller involved in the Business is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or to the knowledge of the Seller threatened against, involving, affecting or potentially affecting the Business. No complaint against the Seller is pending or, to the knowledge of Seller, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of the Seller involved in the Business. The Seller has no liability for any occupational disease of any of its employees, former employees or others involved in the Business. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation under any contract or under any Law with respect to employees of the Business.

     4.19 CUSTOMER RELATIONS. Except as set forth on SECTION 4.19 of the SCHEDULE OF EXCEPTIONS, to the knowledge of the Seller, there exists no condition or state of facts or circumstances involving the customers, suppliers, distributors or sales representatives of the Seller that Seller can reasonably foresee could materially adversely affect the Business after the Closing Date.

     4.20 FINANCIAL ADVISOR. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Seller.

     4.21 YEAR 2000. Except as disclosed in SECTION 4.22 of the SCHEDULE OF EXCEPTIONS and except that it does not have an Material Adverse Effect, each material system comprised of software, hardware or data bases as used by Seller in the Business has been tested and is fully capable of providing accurate results using data having data ranges spanning the twentieth and twenty-first centuries.

     4.22 ACCURACY OF INFORMATION. The descriptions set forth in the SCHEDULE OF EXCEPTIONS constitute part of the representations and warranties of Seller herein and are materially accurate descriptions of the matters disclosed therein. None of the representations, warranties or statements concerning Seller contained in this Agreement, or in the SCHEDULE OF EXCEPTIONS, schedules or exhibits hereto, or in any of the other Transaction Documents contains or will contain any materially untrue statement of a fact or, to Seller's knowledge, omit to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants as follows:

     5.1 CORPORATE ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota.

     5.2 AUTHORIZATION; VALIDITY OF AGREEMENT. The execution, delivery and performance by Buyer of this Agreement and, subject to satisfaction of the conditions herein, the consummation of the transactions contemplated hereby has been duly authorized by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes Buyer's valid, binding and enforceable obligation.

     5.3 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents of Buyer; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to Buyer; or (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any contract, service or other customer agreement, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound or to which its properties or assets is subject.


     5.4. ACQUISITION OF CHOICETEL, INC. SHARES FOR INVESTMENT. Buyer is acquiring the shares of the common stock of ChoiceTel, Inc. for investment purposes only and not with a view toward any distribution thereof except in compliance with applicable securities laws.

                                  ARTICLE VI.
                                   COVENANTS

     6.1  CERTAIN CHANGES AND CONDUCT OF BUSINESS.

          (a) From and after the date of this Agreement and until the Closing Date, Seller shall conduct the Business solely in the ordinary course consistent with past practices and except as required or permitted pursuant to the terms hereof, the Seller shall not with respect to the Business:

               (i) make any material change in the conduct of the Business or enter into any transaction other than in the ordinary course of business consistent with past practices, or terminate or amend any material contract or enter into any new material contract without the prior written consent of Buyer, which may not be unreasonably withheld;

               (ii) make any sale, assignment, transfer, abandonment or other conveyance of any of the Purchased Assets or any part thereof, except transactions pursuant to existing contracts set forth in the SCHEDULE OF EXCEPTIONS and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

               (iii) subject any of the Purchased Assets, or any part thereof, to any new lien, security interest, charge, interest or other encumbrances except as may naturally arise in the ordinary course of business consistent with past practices;

               (iv) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any employment or consulting agreement, grant any general increase in the compensation of employees, other than officers, (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions (provided that the foregoing does not prohibit payment of cash bonuses to employees to the extent such bonuses can be paid from available cash without increasing borrowings or liquidating assets to fund the bonuses);

               (v) fail to keep in full force and effect any insurance policies comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

               (vi) take any other action that would cause any of the representations and warranties made herein not to remain materially true and correct;

               (vii) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP;

               (viii) release or forgive any material claim or litigation or waive any material right; or

               (ix)   commit itself to do any of the foregoing.

          (b) From and after the date of this Agreement and until the Closing Date, Seller shall, with respect to the Business:

               (i) maintain, in all material respects, its properties in accordance with present practices and in a condition suitable for their current use;

               (ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) continue to conduct the Business in the ordinary course consistent with past practices;

               (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

               (v) continue to maintain existing business relationships with suppliers and customers to the extent that such relationships are, at the same time, judged to be economically beneficial to Seller, as applicable; and

               (vi)   maintain and comply with all Licenses.

     6.2 ACCESS TO PROPERTIES AND RECORDS. Seller shall afford to Buyer and Buyer's accountants, counsel agents or representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to ARTICLE IX) to all of Seller's properties, books, Contracts and records relating to or affecting the Business (including, but not limited to, Seller's accounting records, the workpapers of Seller's independent accountants) and, during such period, shall furnish promptly to Buyer all information concerning Seller's business, properties, liabilities and personnel relating to or affect the Business as Buyer may request. If the transactions contemplated hereby are not consummated, Buyer shall continue to be bound by the Confidentiality and Nondisclosure Agreement between Seller and Elam Baer. After Closing, Buyer shall afford Seller with access, during normal business hours, to documents relating to the operations of the Business prior to Closing.

     6.3 CONSENTS AND APPROVALS.

     (a). Except with regard to the Regulatory Approvals (as defined below), Seller shall use all reasonable commercial efforts to obtain, or cause Seller to obtain, all necessary consents, waivers, authorizations and approvals of all persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, including without limitation, those listed on SECTION 4.13(A) of the SCHEDULE OF EXCEPTIONS. Seller agrees to file a proxy statement with the Securities and Exchange Commission for the approval of the transactions described in this Agreement within fifteen (15) calendar days after the execution of this Agreement. Seller agrees to call a shareholders' meeting within 25 days after the 10-day waiting period or Securities Exchange Commission clearance, if later.

     (b) The Seller shall use all reasonable commercial efforts to assist Buyer in obtaining and providing all consents, waivers, authorizations or approvals of and filings or registrations with any state public utilities commission or comparable regulatory body with authority over the Seller as a provider of telecommunications services that is required of or, in Buyer's judgment, advisable to be made by, Buyer or the Seller in connection with the execution and delivery of this Agreement or the effectuation of the transactions contemplated hereby (collectively, the "REGULATORY APPROVALS"). Pending receipt of the Regulatory Approvals, Seller will remain responsible for the operation of those aspects of the business of the Seller for which unobtained Regulatory Approvals are required and for compliance with all related applicable laws and regulations. Further, pending receipt of the Regulatory Approvals, Seller will be managed and operated in a manner that is fully consistent with the terms and conditions of existing laws and regulations applicable to the Seller's business.

     6.4 FURTHER ASSURANCES. Upon the request of a party hereto at any time after the Closing Date, the other party shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may request in order to perfect title of Buyer and its successors and assigns to the Purchased Assets or otherwise to effectuate the purposes of this Agreement. In addition, prior to and after the Closing Date Seller will cooperate and assist Buyer with the preparation for and transfer of the Business from Seller to Buyer, including replacing the systems and contracts not being transferred at Closing. Seller agrees to reimburse Buyer for one-half of



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





the cost of the Route Expert software, or mutually acceptable alternative software that Buyer will need to purchase to replace such software excluded from the Purchased Assets.

     6.5 NON-COMPETITION. For a period of three (3) years following the Closing Date, Seller, and Gary S. Kohler, Jack S. Kohler, Melvin Graf or Jeffrey R. Paletz or any of Seller's shareholders owning more than ten percent (10%) of the total shares of Seller as of the date hereof, whether as an individual or as a group (collectively, "INTERESTED SHAREHOLDERS"), shall not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, engage in the States of Minnesota or Wisconsin in a pay telephone business that is directly competitive with or similar to Seller's pay phone business as it exists immediately prior to Closing; and Seller or any of the Interested Shareholders will not directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, solicit, call on, take away, divert or assist any person in so soliciting, diverting, calling on, or taking away any Site Provider or customers of Buyer, employ any of the then or former employees of Buyer (including individuals employed by Seller as of the date hereof or as of the Closing Date, but who subsequently become employees of Buyer), or induce any such employees to terminate their employment with Buyer. The covenants contained herein shall be construed and interpreted in any judicial proceeding to permit its enforcement to the maximum extent. Seller and Interested Shareholders agree that the restraint imposed is necessary for the reasonable and proper protection of Buyer and its affiliates, and that said restraint is reasonable in terms of subject matter, duration, and geographic scope. It is understood by the parties that these restrictive covenants are an essential element of this Agreement and that, but for such covenant, Buyer would not have entered into this Agreement. Without intending in any way to limit the remedies available to Buyer, Seller understands and agree that damages at law may be an insufficient remedy to Buyer if either breaches this covenant not to compete and that Buyer may seek injunctive relief in any court of competent jurisdiction to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenants contained in this Section 6.5. The Interested Shareholders will sign the Non-competition Agreement attached hereto as Exhibit 6.5 to effect this Section 6.5.

     6.6 BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     6.7 NOTICE OF BREACH. Through the Closing Date, each of the parties hereto shall promptly give to the other Party written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

     6.8 TAX MATTERS. The following provisions shall govern the allocation of responsibility between Buyer and Seller for certain tax matters following the Closing Date:














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

          (a) ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth on SECTION 6.8(A) of the SCHEDULE OF EXCEPTIONS. Buyer and Seller shall report the federal, state and local income and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any Litigation or otherwise.

          (b) All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Buyer when due.

     6.9 EXCLUSIVITY. Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Seller which would result in the sale of the Business (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek the foregoing, except, in the case of clause (ii), where the failure of the Board of Directors of the Seller to so act in connection with any such proposal or offer would constitute a breach of the Board of Directors' fiduciary obligations to the holders of the capital stock of Seller (it being agreed and understood for this purpose that the failure to respond to any such offer or proposal which the Board of Directors of Seller determines to be superior, from a financial point of view, in comparison to the transactions contemplated by this Agreement may be deemed to be a breach of such fiduciary duty). Seller will notify the Buyer if any person makes any proposal, offer, inquiry, or contact with respect to the foregoing at such time the Seller's Board determines it must consider such inquiry.

     6.10 INTERIM AGREEMENT WITH CLEC SUBSIDIARY. In the event that the Minnesota Public Utilities Commission approval is required and such approval cannot be obtained prior to the Closing Date, the transfer of the CLEC Subsidiary shares from Seller to Buyer will be deferred until the required approval is obtained. Prior to the transfer of the CLEC Subsidiary shares, the CLEC Subsidiary will be managed and controlled by Seller and the CLEC Subsidiary will resell its services to Buyer at the same rates it purchases these services from its vendors. This Resale Agreement will be in the form attached hereto as
EXHIBIT 6.10.

                                  ARTICLE VII.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment by Seller, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

     7.1 RECEIPT OF DOCUMENTS. Buyer has received, or is receiving at the Closing, all of the following, each duly executed by the parties thereto (other than Buyer) and dated the Closing Date (or an earlier date satisfactory to Buyer), in form and substance satisfactory to Buyer:









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




          (a) KIOSK AGREEMENT. Kiosk Agreement based on the terms set forth in
     EXHIBIT 3.2.

          (b) CONSULTING AGREEMENT. Consulting Agreement in the form set forth as EXHIBIT 3.4.

          (c) ACCESS AGREEMENT. Access Agreement in the form set forth as
     Exhibit 3.5.

          (d) NON-COMPETITION AGREEMENT. Non-Competition Agreement in the form set forth as EXHIBIT 6.5 executed and delivered by the parties listed in
     Section 6.5.

          (e) RESALE AGREEMENT. Resale Agreement in the form set forth as
     Exhibit 6.10.

          (f) OTHER DOCUMENTS. All documents (including, but not limited to, a bill of sale, consents and assignments of contracts, and Board of Director's and shareholders' resolutions) Buyer may reasonably require relating to the existence of the Seller and the authority of Seller for this Agreement, or otherwise required to effect the transactions contemplated hereby, all in form and substance satisfactory to Buyer.

     7.2  REPRESENTATIONS AND WARRANTIES OF SELLER; OFFICER'S CERTIFICATE.
All representations and warranties made by Seller in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of the Closing Date as if again made by Seller on and as of such date, and Buyer has received a certificate dated the Closing Date and signed by the Chief Executive of Seller to that effect.

     7.3  NO DEFAULT. Seller is not in default of any material obligation.

     7.4 FINANCING. Buyer has obtained financing sufficient to finance the transactions contemplated hereby on terms no less favorable than the terms of the financing commitment from Coast Business Credit in effect on the date hereof.

     7.5 PERFORMANCE OF OBLIGATIONS OF SELLER. Seller has performed in all material respects all obligations required under this Agreement and the other Transaction Documents to be performed by them on or before the Closing Date, and Buyer has received a certificate dated the Closing Date and signed by the Chief Executive of Seller to that effect.

     7.6 CONSENTS AND APPROVALS. Receipt of all consents, waivers, authorizations and approvals of any person, firm or corporation, the absence of which in connection with the execution, delivery and performance of this Agreement, would result in a Material Adverse Effect.

     7.7 NO VIOLATION OF ORDERS, LAWS OR REGULATIONS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid in any respect or prevents or would be violated by the consummation of the transactions contemplated hereby, or which adversely affects the assets, properties, operations, prospects, net income or financial condition of Seller is in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, has been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement; and the transactions contemplated hereby will not violate any applicable law or regulation.

     7.8 NO MATERIAL ADVERSE CHANGE. During the period from the date of the most recently completed audit of Seller's books, records and results of operations to the Closing Date, there has not been any material adverse change in the assets, properties, operations, prospects, net income or financial condition of the Business.

     7.9 OPINION OF COUNSEL. Buyer has received a favorable opinion, dated as of the Closing Date, from counsels to the Seller, in substantially the form of
EXHIBIT 7.9.

     7.10 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of Seller under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of Seller in furtherance of the transactions contemplated hereby, are to be in form and substance satisfactory to counsel for Buyer.

                                  ARTICLE VIII.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived on behalf of Seller in its sole discretion:

     8.1 RECEIPT OF DOCUMENTS. Buyer has executed and delivered, or is executing and delivering at the Closing, the documents listed in SECTION 8.1 of the SCHEDULE OF EXCEPTIONS to be executed by Buyer.

     8.2 REPRESENTATIONS AND WARRANTIES OF BUYER. All representations and warranties made by Buyer in this Agreement are true and correct as of the Closing Date as if again made by Buyer on and as of such date, and Seller has received a certificate dated the Closing Date and signed by the Chief Executive of Buyer to that effect.

     8.3 PERFORMANCE OF BUYER'S OBLIGATIONS. Buyer has performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and Seller has received a certificate dated the Closing Date and signed by the Chief Executive of Buyer to that effect.

     8.4 CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or







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





corporation, required in connection with the execution, delivery and performance of this Agreement, absence of which could result in material liability to Seller, have been duly obtained and are in full force and effect on the Closing Date, provided, however, approval of the Minnesota Public Utilities Commission is not a condition to the Closing of this Agreement other than for the transfer of the shares of the CLEC Subsidiary, which transfer may occur subsequent to Closing.

     8.5 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, binding upon Seller that declares this Agreement invalid or unenforceable in any respect or which prevents or would be violated by the consummation of the transactions contemplated hereby is in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, against Seller has been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, provided, however, approval of the Minnesota Public Utilities Commission is not a condition to the Closing of this Agreement other than for the transfer of the shares of the CLEC Subsidiary, which transfer may occur subsequent to Closing.

     8.6 OPINION OF COUNSEL. Seller has received a favorable opinion, dated as of the Closing Date, from counsel to Buyer, in substantially the form of EXHIBIT 8.6.

     8.7 INITIAL PAYMENT. Buyer has delivered to Seller the Initial Payment in the manner described in SECTION 2.2 of this Agreement.

     8.8 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of Buyer under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of Buyer in furtherance of the transactions contemplated hereby, are to be in form and substance satisfactory to counsel for Seller.

                                   ARTICLE IX.
                                   TERMINATION

     9.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the
Closing:

          (a) by the mutual written consent of Seller and Buyer;

          (b) by Buyer, if (i) Seller fails to comply in any material respect with any of its covenants or agreements contained herein or (ii) any of the representations and warranties of Seller is definitively determined to be breached or is definitively determined to be inaccurate in any material way;

          (c) by Seller, if (i) Buyer fails to comply in any material respect with any of its covenants or agreements contained herein or (ii) any of the representations and warranties of Buyer is definitively determined to be breached or definitively determined to be inaccurate in any material way;

          (d) by Seller, if it signs a letter of intent or enters into an agreement with respect to a proposal or offer made by a third party relating to the acquisition of any or all of the assets contemplated for sale under the Agreement, which the Board of Directors of Seller has in good faith and under its fiduciary obligations determined to be superior, from a financial point of view, in comparison to the transactions contemplated by this Agreement;

          (e) by Seller or Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; provided, however, neither Buyer nor Seller will have a right to terminate this Agreement for the lack of obtaining Minnesota Public Utilities approval of the transfer of the CLEC Subsidiary shares; or

          (f) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by January 31, 2000; provided that, neither Buyer nor Seller shall be entitled to terminate this Agreement pursuant to this
     SECTION 9.1(F) if such party's willful breach (or the willful breach by such party's affiliates) of this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

     9.2 EFFECT OF TERMINATION. In the event of termination and abandonment of this Agreement pursuant to SECTION 9.1 written notice thereof is to be given forthwith to the other party and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by Seller or Buyer. If this Agreement is terminated as provided herein, no party to this Agreement will have any liability or further obligation to any other party to this Agreement except as provided in SECTIONS 9.3., 10.1, 10.2, 10.3, 11.3 and 11.5.

     9.3. BREAK-UP FEE. Notwithstanding any other provision herein, if Seller terminates or abandons this Agreement pursuant to Section 9.1(d) or Section 9.1(f), or if it terminates this Agreement for any other reason (including failure to close the transactions contemplated by this Agreement on the Closing
Date), except as permitted by Sections 9.1(a), 9.1(c) or 9.1(e), then Seller shall immediately pay to Buyer the sum of $300,000 ("BREAK-UP FEE"). The Break-up Fee is not exclusive and will be in addition to other remedies that may be available to Buyer at law or in equity.

                                   ARTICLE X.
                         INDEMNIFICATION AND LIABILITIES

     10.1 COVERAGE.

          (a) Notwithstanding the Closing or the delivery of the Purchased Assets, Seller shall indemnify and fully defend, save and hold Buyer and its directors, officers,







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






     employees, agents, successors and assigns, harmless, and Buyer shall indemnify and fully defend, save and hold Seller and its directors, officers, employees, agents, successors and assigns harmless, if any such party at any time or from time to time suffers any damage, liability, loss, cost, expense (including all reasonable attorneys consultants' and experts' fees), claim or cause of action (each, a "LOSS") arising out of, relating to or resulting from, any and all Events of Breach (as defined below).

          (b) As used herein, "EVENT OF BREACH" means any one or more of the following:

               (i) any material untruth or inaccuracy in any representation or warranty contained in this Agreement or any other Transaction Document;

               (ii) any failure to perform or observe any material term, provision, covenant, agreement or condition to be performed or observed under this Agreement or any other Transaction Document;

               (iii) the assertion of any claim or legal action against Buyer by any person or governmental authority based upon, or relating to the ownership or operation of the business of Seller or any act or omission or obligation or liability of Seller, or its directors, officers, employees or agents, and occurring, arising or accruing on or prior to the Closing Date, provided that such claim or legal action is not (A) a claim for payment of money in an amount reflected as a liability of Seller in the Financial Statements or SCHEDULE OF EXCEPTIONS or (B) based upon an act or omission which first occurred after the Closing Date; and

               (iv) the assertion of any claim or legal action against Seller by any person or governmental authority based upon, or relating to the ownership or operation of the Business or any act or omission or obligation or liability of Seller, or its directors, officers, employees, or agents, and occurring, arising or accruing after the Closing Date, provided that such claim or legal action is not based upon an act or omission which first occurred on or before the Closing Date.

     10.2 PROCEDURES. Subject to the limitation described in SECTION 10.3, an Event of Breach occurs or is alleged and the party or parties entitled to receive the benefits of the indemnification provisions hereunder (the "INDEMNIFIED PARTY") asserts that a party or parties has become obligated to the Indemnified Party pursuant to SECTION 10.1 (the "INDEMNIFYING PARTY"), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall promptly notify the Indemnifying Party; provided, that the failure to so promptly notify the Indemnifying Party does not relieve the Indemnifying Party of its obligations hereunder except to the extent it is materially prejudiced thereby. In case any claim is asserted or suit, action or proceeding commenced against an Indemnified Party, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof; provided that such settlement is for the payment of money only, and does not impose any obligation or limitation on the Indemnified Party. After notice from the
















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Indemnifying Party to the Indemnified Party of its election so to assume the defense, conduct or settlement thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense, conduct or settlement thereof unless the Indemnified Party has defenses that may conflict with, or that may not be available to, the Indemnifying Party. The Indemnified Party will reasonably cooperate with the Indemnifying Party in connection with any such claim assumed by the Indemnifying Party to make available to the Indemnifying Party all pertinent information under the Indemnified Party's control. The Indemnified Party will not consent to the entry of a judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be unreasonably withheld or delayed). The Indemnifying Party will not consent to the entry of a judgment with respect to the matter or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed).

     10.3 SURVIVAL OF REPRESENTATIONS/LIMITATION OF INDEMNIFICATION.

          (a) The representations and warranties contained in ARTICLES IV and V of this Agreement will survive until eighteen-month anniversary of the Closing Date, except those representations and warranties contained in (i)
     SECTION 4.10 (Taxes), which will survive until the expiration (including extensions) of the applicable statute of limitations, (ii) SECTION 4.21 (Environmental Laws), which will survive until the seventh anniversary of the Closing Date, and (iii) the first sentence of each of SECTIONS 4.1 and
     5.1 and all of SECTIONS 4.2 and 5.2, which will survive indefinitely.

          (b) All claims made as a result of breach or inaccuracy of a representation or warranty set forth in this Agreement must be made before the time specified herein for termination of that representation or warranty. For purposes hereof, a claim will be deemed timely made if a reasonably detailed good faith written notice of the claim is delivered to the party against whom or which the claim is asserted before the expiration of the applicable representation or warranty. Claims timely made can be pursued until final resolution notwithstanding expiration of the applicable representation or warranty.

          (c) Buyer may not bring any claim against the Seller unless and until the aggregate amount of all claims of Buyer against the Seller that have not yet been brought exceeds $50,000, at which point any and all such claims may be brought.

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

     11.1 SURVIVAL OF PROVISIONS. Subject to Sections 9.2 and 10.3 of this Agreement, the respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements that are expressly required to be performed and are performed in full or waived in writing on or before the Closing Date) will survive the Closing Date and the consummation of the transactions contemplated by this Agreement.







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






     11.2 PUBLICITY. Prior to the Closing Date, no party may, nor may it permit its affiliates, directors, officers, employees, representatives or agents to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, in order that such public statement shall be jointly issued by both Buyer and Seller. Notwithstanding the foregoing, in the event any such press release or announcement is required by law securities exchange to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

     11.3 NONDISCLOSURE AND CONFIDENTIALITY. Buyer and Seller recognize and agree that they each have certain confidential business and proprietary information and trade secrets, including, without limitation, customer lists and records, information concerning employee relations, selling, marketing and distribution techniques, methods, processes and programs of Buyer and Seller, which information and trade secrets are used by each in its business affairs to obtain a competitive advantage. Buyer and Seller further recognize that the protection of such confidential information and trade secrets against unauthorized disclosure and use is of critical importance to each in maintaining their affairs and competitive position. Accordingly, Buyer and Seller agree that they will not, at any time prior to the signing of this Agreement or thereafter, directly or indirectly make any independent use of, publish or disclose to any person or organization, any of the confidential business and proprietary information and trade secrets of the other, except to the extent required by law. Upon the written request of either Seller or Buyer, the other party will promptly return to the requesting party any such confidential information.

     11.4 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, that neither party may assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer will have the unrestricted right to assign this Agreement and/or to delegate all or any part of its obligations hereunder to any Affiliate of Buyer or to any lender in connection with any financing. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     11.5 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs or expenses. If any party hereto brings any action, suit, counterclaim, appeal, arbitration, mediation or other proceeding (an "ACTION") for any relief against any other party hereto or any of their affiliates, declaratory or otherwise, to enforce the terms hereof or of any other Transaction Document or to declare rights hereunder or thereunder, in addition to any damages and costs which the prevailing party otherwise would be entitled, the losing party in any such Action shall pay to the prevailing party or parties a reasonable sum for ordinary and necessary attorneys' fees and costs incurred in connection with such Action and/or enforcing any judgment, order, ruling or award (collectively, a "DECISION") granted therein, all of which must be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action must contain a specific provision providing for the recovery of attorneys' fees and costs incurred

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in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes hereof, attorneys' fees include, but are not limited to, fees incurred in the following: (1) post judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy. "PREVAILING PARTY" within the meaning of this
Section includes, without limitation, a party who agrees to dismiss an Action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party is to be determined with respect to each claim separately. The prevailing party is the party that has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined by the court or arbitrator that there is no prevailing party.

        11.6 NOTICES. All notices and other communications given or made pursuant hereto must be in writing and will be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  (a)      If to Buyer, to:

                           Elam Baer, President
                           Access Anywhere LLC
                           510 Marquette Avenue South
                           Suite 206
                           Minneapolis, Minnesota 55102

                           with a copy to:

                           Jeffrey C. Anderson, Esq.
                           Gray, Plant, Mooty, Mooty & Bennett, P.A.
                           3400 City Center
                           33 South Sixth Street
                           Minneapolis, Minnesota 55402

                  (b)      If to Seller or Seller, to:

                           Gary Kohler
                           ChoiceTel Communications Inc.
                           9724 - 10th  Avenue North
                           Plymouth, MN 55441
                           with a copy to:

                           Robert T. Montague
                           Robins, Kaplan, Miller & Ciresi L.L.P.
                           2800 LaSalle Plaza
                           800 LaSalle Avenue
                           Minneapolis, MN  55402-2015

or to such other persons or at such other addresses as furnished by either party by like notice to the other, and such notice or communication will be deemed to have been given or made as of the date so delivered or mailed.

     11.7 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents, together with the schedules and the exhibits hereto, represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the other Transaction Documents, exhibits, certificates. This Agreement supersedes all prior negotiations, discussions, term sheets, letters of intent, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts may be admitted into evidence in any action or suit involving this Agreement.

     11.8 WAIVERS AND AMENDMENTS. The parties hereto may by written notice to the other: (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construes as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

     11.9 SEVERABILITY. This Agreement will be deemed severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there will be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     11.10 TITLES AND HEADINGS; REFERENCES. The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and do not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

References herein to Sections, Schedules and Exhibits are to the referenced Section, SCHEDULE or Exhibit hereto unless otherwise specified.

     11.11 SIGNATURES AND COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement.

     11.12 ENFORCEMENT OF THE AGREEMENT. The parties hereto acknowledge that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 GOVERNING LAW. This Agreement will be governed by and interpreted and enforced in accordance with the laws of the State of Minnesota without regard to the conflicts-of-law provisions.


                 [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK ]

                   SIGNATURE PAGE FOR ASSET PURCHASE AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 ACCESS ANYWHERE LLC


                                 By:
                                     -------------------------------------------
                                                                         (name)
                                     ------------------------------------
                                 Its:                                    (title)
                                     ------------------------------------


                                 CHOICETEL COMMUNICATIONS INC.


                                 By:
                                     -------------------------------------------
                                                                         (name)
                                     ------------------------------------
                                 Its:                                    (title)
                                     ------------------------------------

                                                                    APPENDIX II

                            ASSET PURCHASE AGREEMENT


          This ASSET PURCHASE AGREEMENT is made as of this ___ day of October, 1999, by and among CHOICETEL COMMUNICATIONS, INC., a Minnesota company ("Seller"), and SUPERCADE AMUSEMENTS, INC., a Pennsylvania corporation ("Purchaser").

     A. Seller owns and operates pay telephones in various states throughout the United States, including a group of phones located in and around the greater Philadelphia, Pennsylvania area and New Jersey which are being operated under the name of the "Jay Telephone Vending."

     B. Seller desires to sell to Purchaser certain assets used in connection with the Philadelphia Route, and Purchaser desires to purchase such assets from Seller, on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

     SECTION 1. SALE AND PURCHASE OF ASSETS. Seller agrees to sell, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase from Seller, on the Closing Date defined in Section 5, at the purchase price stated in
Section 3, the Assets. As used in this Agreement, the term "Assets" means, except as expressly stated herein, all of the assets used in or relating to Jay Telephone Vending (the "Business") including, but not limited to, the following:

          a. SITE PROVIDER CONTRACTS. All contracts pertaining to the provision of pay telephones placed or to be placed into operation at particular sites in connection with the Jay Telephone Vending route pursuant to an agreement therefor ("Site Contracts") with site owners or operators ("Site Providers"), together with the Seller's right to provide pay telephone services to the Site Providers.

          b. EQUIPMENT. Approximately 930 pay telephones, and all furniture, fixtures, equipment, service vehicles, machines and other tangible assets which are owned by Seller and used in connection with the Business as of the date of Closing including but not limited to those tangible assets set forth on Schedule 1(b), hereto, all of which are being purchased and transferred in "AS IS" and "WHERE IS" condition.

          c. TRADE INFORMATION. All of Seller's customer lists (together with the right to solicit and service said customers), manuals, forms, computer programs, business plans or like data respecting the Business or the conduct thereof, whether existing or created as of the date of this Agreement or as of the date of Closing.

          d. NAME AND PROPRIETARY INFORMATION. All rights relating to exclusive use of the name "Jay Telephone Vending" or any similar or derivative name, all goodwill relating thereto and to the Business, and the right to free use of any proprietary information respecting the Business or the conduct thereof.

          e. DIAL-AROUND COMPENSATION. All "dial-around" compensation earned during and after the Company's third quarter.

          f. COVENANT NOT TO COMPETE. All rights of the Seller pursuant to the Covenant Not to Compete of Edward Steven Corporation, Drake Telephone Co., Jay Ludwig and Jay Scott. Any and all costs and fees required to enforce or protect such rights shall be at the Purchaser's expense.

          g. EXCLUDED ASSETS. The following assets shall not be sold, transferred, conveyed or delivered to Purchaser pursuant to this Agreement: (i) cash (including coin-in-the-box) and monies in bank accounts, (ii) life insurance policies, (iii) prepaid expenses, (iv) accounts receivable earned prior to the date of Closing, (v) dial-around receivables earned prior to the Company's third quarter, and (vi) all other revenue earned by Seller prior to the date of Closing including operator service revenues and any tax or regulatory refunds or credits earned prior to the date of Closing, whenever received or credited. In the event Purchaser receives a credit or a refund earned prior to the date of Closing, Purchaser shall pay to Seller the amount of such credit or refund immediately upon receipt thereof.

     SECTION 2. NO ASSUMPTION OF LIABILITIES. In connection with this Agreement, Purchaser is not assuming or agreeing to assume or discharge any liability or obligation of Seller other than the Seller's obligations to the Site Providers under the Site Contracts, which the Purchaser specifically agrees to assume.

     SECTION 3. PURCHASE PRICE. The purchase price to be paid by Purchaser to Seller for the Assets shall be Two Million Six Hundred Seventy-Five Thousand and 00/100 Dollars ($2,675,000.00) as adjusted as described in Section 4 below (the "Purchase Price") to be paid to Seller in immediately available funds. The Purchase Price shall be paid as follows:

          a. Twenty-Five Thousand Dollars ($25,000) shall be paid contemporaneously with the execution of this Agreement, which payment shall be non-refundable and shall not be deemed to be liquidated damages in the event the transactions contemplated hereby are not consummated for any reason.

          b. The balance of the Purchase Price, as adjusted, shall be paid to Seller at Closing.

     SECTION 4. PURCHASE PRICE ADJUSTMENT. The Seller shall pay customary bills, expenses and commissions in connection with the Business that become due at any time prior to the day of Closing. Accordingly, the Purchase Price shall be increased by an amount equal to the amount of any bills, expenses and/or commissions paid by the Seller prior to the day of Closing for services to be provided on or after the day of Closing. In addition, Seller shall pay commissions earned by Site Providers prior to the day of Closing that become due after the day of Closing, and there shall be no adjustment to the Purchase Price in connection with such commissions.

     SECTION 5. CLOSING. Subject to satisfaction or waiver of the conditions to Closing set forth in Section 6, below, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place at such time and location as shall be agreed to by Seller and Purchaser (the "Closing Date"), but in no event later than October 31, 1999.

     SECTION 6. CLOSING EVENTS; CONDITIONS TO CLOSING. At Closing, and as a condition precedent to Closing, unless waived in writing by the receiving party:

          a. Seller shall deliver to Purchaser a fully-executed Bill of Sale in the form attached as Exhibit A, and any other document or instrument reasonably requested by Purchaser to evidence the sale and transfer of any of the Assets free and clear of any and all claims, liens or encumbrances of any kind.

          b. The warranties and representations set forth in Section 8, below, shall be true and correct on the Closing Date, as if then made.

          c. Seller shall deliver to Purchaser Schedule 1(b) and
Schedule 8(e).

          d. Seller shall deliver to Purchaser the consent of Norwest Bank of Minnesota, N.A. (the "Bank") if such consent is required by the Bank.

          e. Seller shall deliver to Purchaser a termination statement on form UCC-3 relating to the Assets and executed by the Bank.

          f. Seller shall have complied with the covenants required by Section 10, and all other conditions of Closing which are contained in this Agreement.

          g. Each of the warranties and representations made by Purchaser in
Section 9 herein shall be true and correct on the date of Closing, as if then made.

          h. Purchaser shall deliver to Seller the payment of the Purchase Price as described in Section 3 above.

     SECTION 7. POSSESSION OF ASSETS. Possession of the Assets shall be relinquished to Purchaser by Seller at the Closing.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller represents and warrants to Purchaser, its successors and assigns, that, as of the date of this Agreement or the date of Closing, as may be applicable:

          a. CORPORATE STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power, authority, permits and franchises to own, lease and operate its properties and the Assets and to carry on the Business as now being conducted.

          b. AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and is a valid and binding instrument, enforceable against Seller in accordance with its terms.

          c. TITLE TO ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES. Seller has and will have and convey good and marketable title to all of the Assets, free and clear of all liens, liabilities, encumbrances, restrictions, assessments, obligations, charges and options of any kind whatsoever.

          d. COMPLETE ASSETS. The Assets being acquired by Purchaser include all Assets used in or necessary for the operation of the Business. Seller has provided to Purchaser prior to Closing copies of all written contracts, agreements, arrangements, licenses, leases and/or permits specifically related to the Assets to which Seller is a party.

          e. FINANCIAL CONDITION. Schedule 8(e) attached hereto is an unaudited analysis (the "Financial Statements") of pay telephone revenues and expenses for the Business for the period of September 1, 1998 through August 31, 1999 (the "Latest Date"). The Financial Statements are and will be complete and accurate, have been and will be prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present and will fairly present the financial condition and results of operations of the Business as of the dates and for the periods indicated. There has been no material adverse change in the financial condition or properties of the Business since the Latest Date. The business does not have any liabilities, obligations or commitments, whether absolute, accrued, contingent or otherwise, other than (i) liabilities disclosed or adequately provided for in the Financial Statements and (ii) liabilities incurred in the ordinary course of business since the Latest Date which individually and in the aggregate are not material in amount.

          f. TAXES. The Seller has filed all federal, state, county, municipal, local and other tax returns and information which is required by law and has paid or made provision for the payment of all taxes due with respect to such returns and each such return is true and correct. Seller shall cause to be paid all sales, use, ad valorem, value added, excise, employment, franchise, income and similar tax liabilities (including any interest and penalties) pertaining to the Business or the Assets for all periods up to and including the date of Closing. The Seller has not been notified that its federal or state income tax returns have been audited by the Internal Revenue Service or any applicable state revenue department, and the Seller has not waived any statute of limitations governing federal or state income tax claims. All taxes, charges, levies and assessments which the Seller is required by law to withhold or collect have been duly withheld or collected, and to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose.

          g. NO BROKERS OR FINDERS. Seller has not incurred any obligation or liability, contingent or otherwise, for any broker's or finder's fees or commissions, or other like payments, in connection with the execution and delivery of this Agreement or the sale of the Assets to Purchaser.

          h. MATERIAL MISSTATEMENTS OR OMISSIONS. No representation, warranty or statement of Seller in this Agreement or in any document, information, schedule or exhibit furnished under this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact,or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

          i. FURTHER ACTIONS. At the Closing, and from time to time thereafter, Seller agrees to execute and deliver all documents and instruments reasonably requested by Purchaser to evidence the transactions described by this Agreement.

     SECTION 9. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

          a. ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania with full power and authority to conduct the business conducted by it in the manner in which such business has been conducted.

          b. AUTHORITY RELATIVE TO AGREEMENT. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding instrument, enforceable against Purchaser in accordance with its terms. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement shall conflict with or result in a breach of the charter or By-laws of Purchaser or any instrument or agreement binding on Purchaser.

          c. NO BROKERS OR FINDERS. Purchaser has not incurred any obligation or liability, contingent or otherwise, for any broker's or finder's fees or commissions, or other like payments, in connection with Purchaser's execution and delivery of this Agreement or Purchaser's purchase of the Assets.

          d. FINANCIAL ABILITY TO PERFORM. Purchaser has the financial ability to perform its obligations under this Agreement, and Purchaser is not aware of any proceeding or condition which would impair or prevent the Purchaser from performing its obligations under the Agreement.

          e. FURTHER ACTIONS. At the Closing, and from time to time thereafter, Purchaser agrees to execute and deliver all documents and instruments reasonably requested by Seller to evidence the transactions described by this Agreement.

     SECTION 10. ACTIONS PENDING THE CLOSING. Between the date of this Agreement and the Closing, the parties agree that they shall conduct themselves as follows:

          a. CONTINUED CONDUCT OF BUSINESS. The Seller shall:

          i. conduct the Business only in the usual and ordinary course;

          ii. except as conducted in the ordinary course of business, refrain from making any purchases, sales or transfers of any material properties; entering into any material contracts or commitments; mortgaging, pledging, hypothecating, subjecting to a lien, assigning or otherwise encumbering any of the Assets or other properties of the Business;

          iii. preserve the present relationships with Seller's customers, merchants, suppliers and other persons having business dealings in connection with the Business;

          iv. maintain the Assets in customary repair, order and condition;

          v. maintain in force existing insurance policies; and

          vi. refrain from selling any of the Assets out of the ordinary course, change the character of the Business, or take actions which would materially increase the operating expenses of the Business.

          b. ACCESS TO RECORDS. Purchaser's representatives, attorneys and accountants shall have reasonable access to the records and files, audits and properties of Seller as well as all information otherwise pertaining to the Assets and to the Business, which information shall be deemed confidential and shall not be disclosed to any third party without Seller's consent. In the event the transactions contemplated herein are not consummated, Purchaser's representatives, attorneys and accountants shall return to Seller all copies of any such information obtained by them.

          c. EMPLOYEES. Purchaser may offer to employ all or certain of Seller's employees, which Purchaser shall determine prior to Closing at its sole discretion. Such employment offers shall be on terms substantially similar to the terms, taken as a whole, of such employee's current employment and, if accepted, may at Purchaser's discretion be evidenced by standard employment agreements. In the event Purchaser does not offer employment to an employee of the Seller, or an offeree does not accept employment with Purchaser, the Seller shall give adequate notice of termination to any of such employees prior to the Closing. To assist Seller in providing adequate notice of termination, Purchaser shall identify for Seller, at least ten (10) business days prior to Closing, the names of those employees of Seller to whom Purchaser intends to offer employment.

     SECTION 11. COVENANT NOT TO COMPETE. For a period of seven (7) years after the date of Closing, the Seller shall not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, engage in the State of Pennsylvania in any pay telephone business directly competitive with or similar to Purchaser's pay telephone business as it exists on the date of Closing, and the Seller will not directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, take away, divert or assist any person in so diverting or taking away any pay telephone customers of Purchaser, employ any of the then or former employees of Purchaser (including individuals employed by the Seller as of the date hereof or as of the date of Closing but who subsequently become employees of Purchaser), or induce any such employees to terminate their employment with Purchaser. The covenants contained herein shall be construed and interpreted in any judicial proceeding to permit its enforcement to the maximum extent. The Seller agrees that the restraint imposed is necessary for the reasonable and proper protection of Purchaser and its affiliates, and that said restraint is reasonable in terms of subject matter, duration, and geographic scope. It is understood by and between the parties that these restrictive covenants are an essential element of this Agreement and that, but for such covenant, Purchaser would not have entered into this Agreement. Without intending in any way to limit the remedies available to Purchaser, the Seller further understands and agrees that damages at law may be an insufficient remedy to Purchaser if Seller breaches its covenant not to compete and that Purchaser may have injunctive relief in any court of competent jurisdiction to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenants contained in this Section 10.

     SECTION 12. GENERAL PROVISIONS.

          a. NOTICES. Any notice, demand or communication required or permitted by this Agreement shall be in writing and shall be delivered by hand or by United States mail, first-class certified mail, postage prepaid, return-receipt requested, and addressed as set forth below:

             If to Seller:

                    ChoiceTel Communications, Inc.
                    9724 10th Avenue North
                    Plymouth, MN  55441
                    Attn:   Jeffrey Paletz

             With a Copy To:

                    Robert T. Montague
                    Robins, Kaplan, Miller & Ciresi L.L.P.
                    2800 LaSalle Plaza
                    800 LaSalle Avenue
                    Minneapolis, Minnesota  55402

             If to Purchaser:

                   Supercade Amusements, Inc.
                   Lawrence Park Industrial District
                   [Street Address]
                   Broomall, PA 19008
                   Attention:  [______________]

Either party may change its address for notice purposes by providing notice in accordance with this provision. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery by hand, or upon the fifth day following mailing.

          b. HEADINGS. The headings and titles to the Sections and subparagraphs of this Agreement are inserted for convenience only, and shall not be deemed to be a part of the Agreement nor affect the construction or interpretation of any provision of the Agreement.

          c. MODIFICATIONS AND WAIVERS. No modification or amendment of any provision of this Agreement shall be effective for any purpose unless set forth in a writing signed by the party or parties to be bound thereby. The waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

          d. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          e. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

          f. BINDING ON SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, personal representatives and successors and assigns.

          g. APPLICABLE LAW; JURISDICTION; VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota. The parties to this Agreement hereby submit to and agree to use the courts having jurisdiction and venue in Minneapolis, Minnesota for any cause of action arising between the parties, whether under this Agreement or otherwise. This provision shall survive the termination or expiration of this Agreement for any reason.

                                  * * * * * * *

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.

                                      SELLER:

                                      CHOICETEL COMMUNICATIONS, INC.



                                      By:__________________________________
                                      Its:_________________________________





                                      PURCHASER:

                                      SUPERCADE AMUSEMENTS, INC.



                                      By:________________________________
                                      Its:_______________________________

                                  SCHEDULE 1(B)

                           TO ASSET PURCHASE AGREEMENT

                                LIST OF EQUIPMENT

                                  SCHEDULE 8(E)

                           TO ASSET PURCHASE AGREEMENT

                              FINANCIAL STATEMENTS

                                    EXHIBIT A

                           TO ASSET PURCHASE AGREEMENT


                                  BILL OF SALE

                                                                   APPENDIX III

        MINNESOTA BUSINESS CORPORATION ACT, SS. 302A.471 AND SS. 302A.473
                       (RIGHTS OF DISSENTING SHAREHOLDERS)

     Set forth below are Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, which provide that shareholders may dissent from, and obtain payment for the fair value of their shares in the event of, certain corporate actions, and establish procedures for the exercise of such dissenters' rights.

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

     SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                    (1) alters or abolishes a preferential right of the shares;

                    (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                    (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                    (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, Subdivision 1, or a disposition in dissolution described in section 302A.725, Subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in Subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

          (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     SUBD. 3. RIGHTS NOT TO APPLY. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in Subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

     SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this Subdivision have the meanings given them.

          (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, Subdivision 1 or the successor by merger of that issuer.

          (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, Subdivision 1.

          (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, Subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, Subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with Subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:


                    (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                    (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                    (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

                    (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

          (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with Subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                    (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                    (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                    (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

          (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with Subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under Subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, Subdivisions 7 and 8 apply.

          (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under Subdivision 4 and require deposit or restrict transfer at a later time.

     SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under Subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under Subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under Subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under Subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under Subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under Subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under Subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under Subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

          (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

          (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

PROXY

                         CHOICETEL COMMUNICATIONS, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 17, 1999

The undersigned, revoking all prior proxies, hereby appoints Jeffrey R. Paletz and Jack S. Kohler, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of Common Stock of ChoiceTel Communications, Inc. (the "Company") of record in the name of the undersigned at the close of business on November 19, 1999 at the Special Meeting of Shareholders to be held on Monday, December 17, 1999 or at any adjournment thereof, upon the following matters:

1. Approval of the Plan for the sale of all of the Company's pay telephone assets (the "Plan"):

     /  / FOR                     /  / AGAINST                  /  / ABSTAIN

2. In their discretion the Proxies are authorized to vote upon such matters as may properly come before the meeting.

Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. The Board of Directors recommends a vote FOR Proposal 1.

Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

                                   Dated: _____________________________, 1999.


                                   __________________________________________


                                   __________________________________________


                                   __________________________________________
                                   Signature(s)